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                                                                    EXHIBIT 4.12

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                          ATLANTIC PREMIUM BRANDS, LTD.
                                AND SUBSIDIARIES
                      SENIOR SUBORDINATED NOTE AND WARRANT
                               PURCHASE AGREEMENT

            --------------------------------------------------------


                           DATED AS OF MARCH 20, 1998




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                                TABLE OF CONTENTS


BACKGROUND...................................................................1
Section A.        Acquisition Transaction....................................1
Section B.        Senior Loan................................................1
Section C.        Purchase and Sale of the Securities........................2
Section D.        Security for Payment of the Note...........................2

STATEMENT OF PURCHASE AGREEMENT..............................................2
Section 1         DEFINED TERMS..............................................2
Section 2         PURCHASE AND SALE OF THE SECURITIES........................3
Section 3         CONDITIONS TO CLOSING......................................3
                  3.1      Senior Loan Agreement.  ..........................3
                  3.2      Acquisition Transaction...........................3
                  3.3      Execution and Delivery of Related Documents.......4
                  3.4      Certificates, Opinions, and Other Documents.......4
                  3.5      Disbursements and Deliveries......................5
                  3.6      Other.............................................6
                  3.7      Post-Closing Items................................6

Section 4         REPRESENTATIONS AND WARRANTIES
                   OF SELLERS................................................6
                  4.1      Organization and Good Standing....................6
                  4.2      Corporate Power. .................................7
                  4.3      Subsidiaries and Joint Ventures...................7
                  4.4      Capitalization....................................7
                  4.5      Authorization; Enforceability.....................8
                  4.6      No Conflict.  ....................................8
                  4.7      Consents.  .......................................9
                  4.8      Title to and Condition of Properties and Assets. .9
                  4.9      Books and Records................................10
                  4.10     Financial Statements.............................11
                  4.11     Undisclosed Liabilities..........................10
                  4.12     Material Adverse Change; Material Events.........10
                  4.13     Taxes............................................11
                  4.14     Intellectual Property............................11
                  4.15     Material Contracts...............................11
                  4.16     Legal Proceedings................................12
                  4.17     Insurance........................................12
                  4.18     Compliance with Laws.............................12
                  4.19     Licenses and Permits.............................12


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             4.20     Specific Environmental Warranties......................12
             4.21     Labor Relations........................................14
             4.22     Deferred, ERISA and Pension Plans......................14
             4.23     Customers and Suppliers................................14
             4.24     Brokerage Fee..........................................14
             4.25     Certain Payments.......................................14

Section 5    REPRESENTATIONS AND WARRANTIES OF
             PURCHASER.......................................................15
             5.1      Organization...........................................15
             5.2      Authorization; Enforceability..........................15
             5.3      No Conflicts...........................................15
             5.4      Consents...............................................15
             5.5      Experience.............................................16
             5.6      Investment Intent......................................16
             5.7      Rule 144...............................................16
             5.8      Knowledge of Purchaser.................................16
             5.9      Plan Assets............................................16

Section 6    FINANCIAL REPORTING.............................................17
             6.1      Financial and Corporate Reports........................17
             6.2      Other Information......................................17
             6.3      Rule 144A.  ...........................................17
             6.4      Preparation of Financial Statements in Accordance
                      with GAAP..............................................18
             6.5      Changes in Practices, Policies and Procedures..........18
             6.6      Notice of Certain Events...............................19
             6.7      Books, Records, Audits and Inspections.................20

Section 7    AFFIRMATIVE COVENANTS...........................................20
             7.1      Insurance.  ...........................................20
             7.2      Payment of Taxes and Claims............................20
             7.3      Compliance with Laws.  ................................20
             7.4      Preservation of Existence and Licenses.................20
             7.5      Maintenance of Assets..................................21
             7.6      Performance of Contracts...............................21
             7.7      Employee Benefit Plans.................................21

Section 8    NEGATIVE COVENANTS..............................................21
             8.1      Other Indebtedness.....................................21
             8.2      Prepayments............................................21
             8.3      Liens.  ...............................................22

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              8.4      Investments..........................................22
              8.5      Merger and Consolidation.............................22
              8.6      Subsidiaries.........................................22
              8.7      Transfers, Liquidations and Dispositions of
                       Substantial Assets...................................22
              8.8      Restricted Payments..................................23
              8.9      Organizational and Business Activities...............23
              8.10     Transactions with Affiliates.........................23
              8.11     Employee Benefit Plans...............................23
              8.12     Change in Principal Office...........................23
              8.13     Reporting Company....................................16

Section 9     FINANCIAL TESTS...............................................23
              9.1      Minimum Fixed Charge Coverage Ratio..................23
              9.2      Minimum Consolidated Interest Coverage...............23
              9.3      Maximum Indebtedness to EBITDA Ratio.................24
              9.4      Minimum Stockholders' Equity.........................24

Section 10    EVENTS OF DEFAULT.............................................24

Section 11    MISCELLANEOUS.................................................24
              11.1     Related Documents....................................24
              11.2     Amendment, Modification or Restatement...............24
              11.3     Waiver of Compliance.................................25
              11.4     Consent or Approval of Purchaser.....................26
              11.5     Forbearance..........................................27
              11.6     No Implied Rights or Waivers.........................27
              11.7     Payment of Fees and Expenses.........................27
              11.8     Entire Agreement.  ..................................28
              11.9     Severability.........................................28
              11.10    Third Party Beneficiaries.  .........................28
              11.11    Legal Representation.................................28
              11.12    Rules of Construction.  .............................29
              11.13    Notice...............................................30
              11.14    Assignment...........................................31
              11.15    Further Assurances.  ................................32
              11.16    Confidentiality......................................32
              11.17    Closing of the Transaction...........................32
              11.18    Counterparts.........................................33
              11.19    Governing Law.  .....................................33
              11.20    Waiver of Jury Trial.................................33
              11.21    Consent to Jurisdiction, Venue and Service
                       of Process...........................................33


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                            SENIOR SUBORDINATED NOTE
                         AND WARRANT PURCHASE AGREEMENT


         This is a SENIOR SUBORDINATED NOTE AND WARRANT  PURCHASE
AGREEMENT dated as of March 20, 1998 ("Purchase Agreement") by and among ATLANTIC PREMIUM BRANDS, LTD. ("Atlantic"), a Delaware corporation, PREFCO CORP. ("Prefco"), a Delaware corporation, Carlton Foods Corp. ("Carlton"), a Delaware corporation, RICHARDS CAJUN FOODS CORP. ("Richards"), a Delaware corporation, GROGAN'S FARM, INC. ("Grogan's), a Delaware corporation, and POTTER'S ACQUISITION CORP. ("Potter"), a Delaware corporation, as sellers, and BANC ONE CAPITAL PARTNERS, LLC, ("BOCP") a Delaware limited liability company and Small Business Investment Company, as purchaser.

         Prefco, Carlton, Richards, and Grogan's are referred to collectively as the "Existing Subsidiaries." The Existing Subsidiaries and Potter are referred to collectively as the "Subsidiaries" and individually as a "Subsidiary." Atlantic and the Subsidiaries, together with their respective successors and assigns, are referred to collectively as the "Sellers" and individually as a "Seller." BOCP, together with its successors and permitted assigns, is referred to as the "Purchaser." The term "Company" refers (i) prior to the consummation of the Acquisition Transaction (as defined herein), to Atlantic and the Existing Subsidiaries, as a consolidated entity for financial reporting purposes, and
(ii) thereafter, to Atlantic, the Existing Subsidiaries, Potter and Permitted Subsidiaries (as defined herein), as a consolidated entity for financial reporting purposes.

         The Sellers and the Purchaser are referred to collectively as the "Parties", and individually as a "Party".

                                   BACKGROUND

         SECTION A.        ACQUISITION TRANSACTION.

         Pursuant to an Asset Purchase Agreement dated as of March 6, 1998 ("Acquisition Agreement") by and among Potter's Farm, Inc., Potter Rendering Co., Potter Leasing Company, Ltd. (collectively, "JCPSC") and Potter, Potter has agreed to purchase substantially all of the assets of JCPSC ("Acquisition Transaction").

         SECTION B.        SENIOR LOAN.

         Pursuant to Loan and Security Agreement dated as of March 20, 1998 (as more particularly described in the Glossary of Terms and as the same may be amended or modified from time to time,



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the "Senior Loan Agreement") by and between Fleet Capital Corporation and the
Sellers, the Senior Lender (as defined in the Glossary of Terms) has agreed to provide to the Sellers on a revolving credit basis up to a maximum aggregate principal amount of $15,000,000 at any one time outstanding, and a term loan in the principal amount of $11,000,000 and a $2,500,000 equipment loan facility (as more particularly described in the Glossary of Terms, the "Senior Loan"). The Senior Loan is secured by, among other things, a first priority security interest in the Collateral (as defined herein). The Purchaser and the Senior Lender are parties to the Intercreditor Agreement (as defined in the Glossary).

         SECTION C.        PURCHASE AND SALE OF THE SECURITIES.

         Upon the terms and subject to the conditions set forth in this Purchase Agreement,(i) the Sellers shall issue and sell to the Purchaser a Senior Subordinated Note dated as of the date hereof in the aggregate principal amount of $6,500,00 due March 31, 2005 ("Note"), and (ii) Atlantic shall issue and sell to the Purchaser (A) a warrant ("Warrant") to purchase 666,947 shares of Nonvoting Common Stock of Atlantic (subject to adjustment as provided therein) ("Fixed Warrant"), and (B) a Warrant to purchase up to 428,753 shares of Nonvoting Common Stock of Atlantic (subject to adjustment as provided therein) ("Contingent Warrant"). The Note, the Fixed Warrant and Contingent Warrant are referred to collectively as the "Securities" and individually as a "Security" and the Fixed Warrant and Contingent Warrant are referred to collectively as the "Warrants."

         SECTION D.        SECURITY FOR PAYMENT OF THE NOTE.

         As security for payment of the Note and the payment and performance of other obligations under this Purchase Agreement and the Related Documents (as defined herein), the Sellers have granted to the Purchaser a second priority security interest in the Collateral, which security interest is, as provided for in the Intercreditor Agreement, second only to the Senior Lender's security interest in such assets and other Permitted Liens.

                         STATEMENT OF PURCHASE AGREEMENT

         In consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

                  SECTION 1         DEFINED TERMS.

         Certain terms used in this Purchase Agreement and the Related Documents are defined in the Glossary of Defined Terms attached as Exhibit A. Unless otherwise expressly provided or unless the context otherwise requires, such defined terms shall have the meaning specified in the Glossary of Defined Terms when used in this Purchase Agreement and the Related Documents and in any other document related to this transaction which expressly incorporates such Glossary by reference.

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                  SECTION 2         PURCHASE AND SALE OF THE SECURITIES.

         Upon the terms and subject to the conditions set forth in this Purchase Agreement, (i) the Sellers shall issue and sell to the Purchaser and the Purchaser shall purchase from the Sellers the Note for an aggregate purchase price of $6,500,000, and (ii) Atlantic shall issue and sell to the Purchaser and the Purchaser shall purchase from Atlantic the Warrants for an aggregate purchase price of $100.

         Such purchase and sale shall be consummated on the Closing Date as provided for in this Purchase Agreement, and on such date the Purchaser shall make payment of the purchase price of the Securities being purchased by wire transfer to one or more accounts designated by Atlantic, including those contemplated by Section 3.5.

                  SECTION 3         CONDITIONS TO CLOSING.

         The obligations of the Purchaser to purchase the Securities on the Closing Date is subject to the fulfillment, in a manner reasonably satisfactory to the Purchaser and its counsel, of each of the conditions precedent set forth in Section 3.1 through 3.6, inclusive.

         3.1 SENIOR LOAN AGREEMENT. The Senior Loan Agreement shall be in full force and effect, and:

                           (i) no event of default or event which with notice, lapse of time or both would constitute an event of default under the Senior Loan Agreement shall have occurred and be continuing;

                           (ii) the Senior Lender shall not have waived compliance with any covenant or the breach of any representation or warranty set forth in the Senior Loan Agreement as of the Closing Date;

                           (iii) the Senior Lender and the Purchaser shall have executed and delivered the Intercreditor Agreement;

                           (iv) all payment obligations of the Sellers to LaSalle National Bank under the Credit Agreement dated as of March 15, 1996 (as amended)] shall have been paid in full, such Purchase Agreement shall have been terminated and LaSalle National Bank shall agree to release all liens securing such obligations.

         3.2 ACQUISITION TRANSACTION. The Acquisition Agreement shall have been duly executed and delivered by the parties thereto, and:

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                           (i)      the Acquisition Transaction shall have been
                                    consummated prior to, or simultaneously
                                    with, the purchase of the Securities upon the terms and subject to the conditions set forth in the Acquisition Agreement;

                           (ii) proceeds of the Senior Loan and the Note shall have been applied to the payment of the purchase price as provided for in the Acquisition Agreement simultaneously with the payment of the purchase price for the Securities;

                           (iii) to the best knowledge of the Sellers after reasonable investigation, each of the representations and warranties set forth in the Acquisition Agreement is true and correct in all material respects as of the Closing Date, except to the extent any representation or warranty is given as of a specific date other than the Closing Date; and

                           (iv) the Sellers have not waived compliance with any covenant or the breach of any representation or warranty set forth in the Acquisition Agreement.

         3.3 EXECUTION AND DELIVERY OF RELATED DOCUMENTS. Each of the following Related Documents, each dated and effective as of the Closing Date, shall have been duly executed and delivered by the Parties:

                           (i)      the Note;

                           (ii)     the Warrant Certificate;

                           (iii)    the Security Agreement;

                           (iv)     the Put Option Agreement;

                           (v)      the Registration Rights Agreement;

                           (vi)     the Shareholders' Agreement;

                           (vii)    the Preemptive Rights Agreement; and

                           (viii)   the Pledge Agreements.

         3.4 CERTIFICATES, OPINIONS, AND OTHER DOCUMENTS. The following certificates, opinions and other documents shall be delivered by or on behalf of the Sellers:

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                           (i)      a certificate of each Seller, executed by
                                    its Chairman, on behalf of such Sellers
                                    certifying compliance with the closing
                                    conditions set forth in this Section;

                           (ii) certified copies of the resolutions of each Seller authorizing the execution, delivery and performance of its obligations under this Purchase Agreement, the Related Documents and any other documents to be delivered by such Seller pursuant hereto and thereto;

                           (iii) certified copies of each Seller's Charter Documents, including any and all amendments thereto, as in effect on the Closing Date, together with good standing certificates;

                           (iv) a certificate of the Secretary of each Sellers on behalf of such Seller, certifying the names of the officers of the Seller authorized to sign this Purchase Agreement, the Related Documents and any other documents or certificates to be delivered pursuant hereto and thereto by the Seller, together with the true signatures of such officers;

                           (v) an opinion of counsel for the Sellers, in a form reasonably acceptable to the Purchaser's counsel;

                           (vi)     Forms UCC-1 with respect to the Collateral;
                                    and

                           (vii)    such other opinions, certificates,
                                    affidavits, documents and filings as the Purchaser may deem reasonably necessary or appropriate.

         3.5 DISBURSEMENTS AND DELIVERIES. The following disbursements shall have been made out of the proceeds of the sale of the Securities:

                           (i) $60,000 paid to the Purchaser as a closing fee ($100,000 fee net of $40,000 due diligence fee credit);

                           (ii)     $29,524 paid to the Purchaser as
                                    reimbursement of legal fees and other
                                    expenses as provided for herein (which
                                    amount includes the fee referred to in
                                    Section 11.7 hereof); and

                           (iii) $6,410,576 disbursed in payment of the purchase price with respect to the Potter Transaction.



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         3.6      OTHER.  The following shall be true:

                           (i) each of the Sellers' representations and warranties set forth in this Purchase Agreement and the Related Documents shall be accurate in all material respects as of the Closing Date, except as to the extent any representation or warranty is given as of a specific date other than the Closing Date; and

                           (ii) no material adverse change shall have occurred in the financial condition of the Company or its operations since the date of the most recent Financial Statements.

         3.7 POST-CLOSING ITEMS. The following actions shall be taken after the closing:

                           (i)      the Sellers shall make any required
                                    governmental or regulatory filings with
                                    respect to the issuance and sale of the
                                    Securities; and

                           (ii) within 10 Business Days after the Closing Date, the Sellers shall furnish or cause to be furnished all post-closing items required to be delivered pursuant to this Purchase Agreement.

                  SECTION 4         REPRESENTATIONS AND WARRANTIES OF SELLERS.

         The representations and warranties of the Sellers set forth below shall survive the closing of the purchase transaction contemplated in this Purchase Agreement, and any investigation made by the Purchaser shall not diminish the right of the Purchaser to rely upon such representations and warranties; however, the Purchaser shall have no right to assert breach of any representation or warranty where the Purchaser had actual knowledge that the representation or warranty was not true. Except as otherwise specified, such representations and warranties are made as of the date hereof, after giving effect to the Acquisition Transaction. Exceptions to the representations and warranties are set forth on the Schedule of Exceptions to Representations and Warranties attached hereto. The Sellers, jointly and severally, represent and warrant to the Purchaser as follows.

         4.1      ORGANIZATION AND GOOD STANDING.

         Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the character of its properties or the nature of its activities makes such qualification necessary, except to the extent that the failure to be so qualified and in good standing would not have a Material Adverse Effect on such Seller. Each Seller has furnished to the Purchaser true and complete copies

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of its Charter Documents and any other agreements to which it is a party affecting its governance in any material respect, all as in effect on the date of this Purchase Agreement.

         4.2      CORPORATE POWER.

         Each Seller has full corporate and other power and authority (i) to own, lease and operate its properties and assets, (ii) to carry on its business as presently conducted, (iii) to execute and deliver this Purchase Agreement, the Related Documents and any other instruments or documents provided for herein or therein, and (iv) to carry out and perform its obligations under the terms of this Purchase Agreement and the Related Documents.

         4.3      SUBSIDIARIES AND JOINT VENTURES.

         Except for the Subsidiaries, no Seller has any subsidiaries and does not otherwise own or control, directly or indirectly, or have any other equity investment in or other ownership interest in, any other Person. No Seller is a member, partner or participant in any partnership, joint venture, limited liability company or similar entity.

         4.4      CAPITALIZATION.

                  (a) The authorized Capital Stock of Atlantic consists of 30,000,000 shares of Common Stock, $.01 par value, of which, as of March 19, 1998, 7,400,174 shares are issued and outstanding, and 5,000,000 shares of preferred stock, of which no shares are issued and outstanding. The number of Common Shares authorized is sufficient to cover the conversion of outstanding Convertible Securities and the Warrants (in the event that the Warrants are exchangeable for shares of Voting Stock). The Seller has reserved 1,095,700 shares for issuance upon exercise of the Warrants and as soon as practicable, will authorize, designate and reserve shares of Nonvoting Stock.

                  (b) The outstanding Capital Stock of Atlantic has been and upon exercise of the Warrants and payment of the exercise price therefore in accordance with its terms, the Warrant Shares will have been (i) duly authorized, validly issued, fully paid and non-assessable, (ii) issued in compliance with Applicable Law, and (iii) issued in compliance with applicable preemptive, preferential or contractual rights.

                  (c) Except as provided in this Purchase Agreement and the Related Documents, there are no outstanding options, subscriptions, warrants, calls, preemptive rights, conversion rights, exchange rights, redemption rights, registration rights, co-sale rights, buy-sell rights, rights of first refusal or similar rights, agreements or undertakings in effect or committed to by Atlantic or to Atlantic's knowledge, its stockholders with respect to the Capital Stock of Atlantic.

                  (d) Except with respect to the proxy issued to the Senior Lender in connection with the Senior Loan, to the knowledge of Sellers, there is no irrevocable proxy, voting trust,

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shareholders Agreement, close corporation Purchase Agreement or similar
Agreement or arrangement with respect to the exercise of the Voting Power of Atlantic.

                  (e) The authorized capital stock and outstanding capital stock of each of the Subsidiaries is set forth below:

             Description              Authorized              Outstanding
             -----------              ----------              -----------

Prefco       Common Stock               100                       100

Carlton      Common Stock               100                       100

Richards     Common Stock               100                       100

Grogan's     Common Stock               100                       100

Potter       Common Stock               100                       100


Except as provided in the Senior Loan Agreement, all of such outstanding shares of the capital stock of each Subsidiary is owned by Atlantic free and clear of all advance claims, and there are no outstanding options, subscriptions, warrants, calls, preemptive rights, conversion rights, exchange rights, redemptions rights, registration rights, co-sale rights, buy-sell rights, rights of first refusal or similar rights, agreements or undertakings in effect or committed to by Atlantic or any Subsidiary with respect to such capital stock

         4.5      AUTHORIZATION; ENFORCEABILITY.

         The execution and delivery of this Purchase Agreement and the Related Documents by each Seller, and the performance of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action. This Purchase Agreement and each Related Document, when executed and delivered by each Seller, will constitute valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity.

         4.6      NO CONFLICT.

         The execution, delivery and performance of this Purchase Agreement and the Related Documents by each Seller do not and will not (a) conflict with or violate any Applicable Law or any judgment, order, decree, stipulation or injunction to which such Seller is subject, (b) violate or conflict with the provisions of its Charter Documents, (c) result in the breach of, or constitute a

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default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of its assets or properties pursuant to any Material Contract.

         4.7      CONSENTS.

         No consent, approval, authorization, license, order or permit of, or declaration, registration or filing with, or notification to, any governmental authority or any other Person is required in connection with the execution, delivery and performance of this Purchase Agreement and the Related Documents by the Sellers, or the consummation of any transaction contemplated hereby or thereby, other than those that have been obtained and certain filings of uniform commercial code financing statements.

         4.8      TITLE TO AND CONDITION OF PROPERTIES AND ASSETS.

         Each Seller owns, has a valid leasehold interest in, or has legal right to use all of the material assets, properties and tangible personal property necessary for the conduct of its business, free and clear of any mortgage, pledge, Lien, lease, conditional sale agreement, security interest, encumbrance, or charge (except for Permitted Liens). The personal property owned and leased by each Seller is in good operating condition and repair, ordinary wear and tear excepted, except to the extent that the failure to be in good condition would not have a Material Adverse Effect. The real estate owned and leased by such Seller is in good condition and repair, ordinary wear and tear excepted, except to the extent that the failure to be in good operating condition and repair would not have a Material Adverse Effect.

         4.9      BOOKS AND RECORDS.

         The books of account, asset ledgers, inventory ledgers, minute books and stock record books of the Company, all of which have been made available to the Purchaser, are complete and correct in all material respects, and have been maintained on a consistent basis in accordance with sound business practices.

         4.10     FINANCIAL STATEMENTS.

         The Financial Statements of the Company for fiscal year 1996 audited by the Accountants, and the unaudited Financial Statements of the Company for the nine months ended September 30, 1997, copies of which have been previously made available to the Purchaser, (a) are correct and complete in all material respects, (b) are consistent with, and have been prepared from, the books and records of the applicable Seller (c) have been prepared in accordance with GAAP except for such deviations as are referred to in the notes thereto, and (d) fairly present in all material respects the financial position and results of operations, changes in stockholders' equity and cash flows of the Company as of each date and for the respective periods covered by the Financial Statements.

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         4.11     UNDISCLOSED LIABILITIES.

         The Company has no indebtedness, liability, claim, loss, deficiency or obligation of any nature (whether known or unknown, absolute or contingent, liquidated or unliquidated and whether due or to become due) required to be shown or disclosed in Financial Statements prepared in accordance with GAAP, except (a) as reflected or reserved against on the most recent Financial Statements and (b) incurred since that date in the ordinary course of business or in connection with the Acquisition Transaction. No Seller is liable upon or with respect to, or obligated in any other way to provide funds in respect of, or to guaranty or assume in any manner any debt or obligation of any other Person, except to the extent such obligations arise in the ordinary course of business and, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Sellers have no knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any such liability on behalf of any other Person other than in the ordinary course of business.

         4.12     MATERIAL ADVERSE CHANGE; MATERIAL EVENTS.

         Since the date of the most recent Financial Statements, (i) there has not been any material adverse change in the Company's business, operations, properties, assets or financial condition and, to the Company's best knowledge, no event has occurred or circumstance exists that may result in such a material adverse change, and (ii) there has not been:

                  (a) any material damage, destruction or loss of any of its properties or assets;

                  (b) any Indebtedness for borrowed money incurred other than Indebtedness incurred to the Purchaser and Indebtedness incurred under the Senior Loan Agreement;

                  (c) any material change in any accounting policies, procedures or practices other than changes required by GAAP or accounting rules of the Commission;

                  (d) any sale, assignment, lease or other disposition of any of its assets other than sales of inventory in the ordinary course of business;

                  (e) any Capital Expenditures paid or incurred other than (i) as contemplated in the most recent Financial Statements, or (ii) in the ordinary course of business and, or (iii) pursuant to the Acquisition;

                  (f) any acceleration, termination, cancellation or adverse modification of any Material Contract to which it is a party or by which it is bound;

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                  (g) any payment or setting aside for payment of any Dividend or other distribution with respect to, or any redemption, retirement or other purchase of, any of the Capital Stock, other than a Dividend or distribution by a Subsidiary of Atlantic to Atlantic; or

                  (h) any other material transaction other than in the ordinary course of business consistent with past practices.

         4.13     TAXES.

         The Sellers file consolidated tax returns for federal income tax purposes. The Sellers have timely filed or caused to be filed all material Tax returns required under Applicable Law and such returns are true, correct and complete in all material respects. No audit of any Seller's Tax returns is in progress, or to its knowledge, is being proposed, threatened or discussed. The Sellers have paid or made provision for payment of all Taxes and assessments that have been or are accrued, due or levied, except those being contested in good faith, and there are no assessed Tax deficiencies against the Sellers. All Taxes that the Sellers are required to withhold or collect have been duly withheld or collected, and, to the extent required by Applicable Law, have been paid to appropriate governmental authorities or Persons. No Seller has waived, or been requested to waive or extend, any statute of limitations relating to the payment or assessment of Taxes or deficiencies. No Seller has made any election to be treated as an S Corporation or equivalent pass-through entity under the Code.

         4.14     INTELLECTUAL PROPERTY.

                  (a) Each Seller owns or is licensed to use all material Intellectual Property necessary for the operation of its business free and clear of any Liens, other than Permitted Liens.

                  (b) There are no interference, opposition or cancellation proceedings or infringement suits pending or, to the knowledge of any Seller, threatened against any Seller with respect to any of the Intellectual Property. To the knowledge of each Seller, no Person is interfering with, infringing upon or misappropriating any of its Intellectual Property. To the Company's best knowledge, no Seller has interfered with, infringed upon or misappropriated any Intellectual Property rights of any Person, and no Seller has received any claim alleging such action.

         4.15     MATERIAL CONTRACTS.

         Prior to the date hereof, the Purchaser has been furnished with the opportunity to review such Material Contracts as it deems appropriate in connection herewith. With respect to each Material Contract, (i) such agreement is in full force and effect and constitutes the legal, valid and binding obligation of each Seller that is a party thereto and, to its knowledge, the other parties thereto, enforceable in accordance with its terms, (ii) such agreement will not terminate as a result of this Purchase Agreement, (iii) each Seller that is a party thereto is not in default in any material respect under such agreement and no event has occurred which, with the passage of time, would constitute such a default, and (iv) to the Sellers' knowledge, no other party is in default in any material respect under such agreement.

         4.16     LEGAL PROCEEDINGS.

         No Seller is (i) subject to any outstanding injunction, judgment, order, decree or ruling, whether or not subject to appeal, which would reasonably be expected to have a Material Adverse Effect, or (ii) a party or, to its knowledge, threatened to be made a party, to any action, suit, proceeding, hearing, audit or investigation, of or before any court, quasi-judicial agency, administrative agency or arbitrator, which would reasonably be expected to have a Material Adverse Effect.

         4.17     INSURANCE.

         The Sellers maintain and have maintained such insurance as is required by Applicable Law and such other insurance, in amounts and insuring against hazards and other liabilities, as is customarily maintained by companies similarly situated.

         4.18     COMPLIANCE WITH LAWS.

         Each Seller has complied and is currently in compliance with all Applicable Laws where the failure so to comply would have a Material Adverse Effect, and no written notice has been received by such Seller alleging non-compliance which remains uncured as of the date hereof where such non-compliance would have a Material Adverse Effect.

         4.19     LICENSES AND PERMITS.

         Each Seller has obtained all licenses, permits and other governmental authorizations required in order for it to own its assets and conduct its business as presently conducted, except where the failure to do so would not have a Material Adverse Effect. All of such licenses, permits and authorizations are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. No material violation or remedial obligation exists in respect of any such license or permit. No proceeding is pending, or to the knowledge of the Sellers, threatened to revoke or limit any such license, permit or authorization where such proceeding would have a Material Adverse Effect.

         4.20     SPECIFIC ENVIRONMENTAL WARRANTIES.

                  (a) ENVIRONMENTAL AUDITS. No environmental audits, assessments or occupational health analyses of any groundwater, soil, air or asbestos samples from any facility now or previously leased or owned by any Seller have been undertaken by, or at the direction of, any Seller, any of its employees or agents or, to its knowledge, any governmental agency.

                  (b) HAZARDOUS MATERIALS. Except in the normal course of the Sellers' business and in compliance with Environmental Laws: (i) no Hazardous Materials are, or to their knowledge have been, located in or about any real properties leased or owned by any Seller, (ii) have been released by any Seller into the environment, (iii) have been discharged, treated, managed, recycled, placed or disposed of by any Seller or, to their knowledge, anyone else in each instance, at, on or under any real properties leased or owned by it, and (iv) to the Sellers' knowledge, no Hazardous Materials formerly located on the real properties leased or owned by any Seller have been disposed of at any off-site waste disposal in violation of applicable Environmental Laws.

                  (c) DISPOSAL, STORAGE, RECYCLING, TREATMENT, ETC. Except in the normal course of the Sellers' business and in compliance with Environmental Laws, no portion of any real properties leased or owned by any Seller is being used, or to its knowledge, has been used, for the disposal, storage, recycling, treatment, processing or other handling of Hazardous Materials. To the knowledge of the Sellers, no storage tanks (whether above the ground or underground) are located on or under any real properties currently or previously owned or leased by any Seller.

                  (d) PLUMBING OR SEPTIC TANKS. Except in the normal course of the Sellers' business and in compliance with Environmental Laws, no Seller is disposing of, and has not in the past disposed of, any Hazardous Materials into the plumbing or septic tank on property which any Seller currently or previously owned or leased.

                  (e) ENVIRONMENTAL LAWS. Each Seller is and at all times has been operating in compliance with all applicable Environmental Laws where the failure so to comply would reasonably be expected to have a Material Adverse Effect.

                  (f) LEGAL PROCEEDINGS AND INVESTIGATIONS. To the knowledge of the Sellers, no investigation, administrative order or notice, consent order, litigation, settlement or environmental claim or lien with respect to Hazardous Materials is proposed, threatened or in existence with respect to any real properties now or previously owned or leased by any Seller, or with respect to any off-site waste disposal to which waste of such Seller has been taken which would reasonably be expected to result in a Material Adverse Effect. The Sellers have no basis to expect, and have not received, any summons, citation, directive, inquiry, order, written notice or written communication from any Person concerning any actual, alleged or potential violation of or failure to comply with any Environmental Laws or the unpermitted or illegal storage, dumping or discharge of any Hazardous Materials arising out of or with respect to any real properties now or previously owned or leased by any Seller or the operation of its business.

         4.21     LABOR RELATIONS.

         No Seller is a party to or bound by any collective bargaining or other labor Purchase Agreement, and, to the best of Seller's knowledge, there are no organizational efforts affecting its employees. There are no unremedied material violations of any federal, state or local labor or employment laws or regulations, including wages, hours, collective bargaining, Taxes and the like which would reasonably be expected to result in a Material Adverse Effect, and no Seller has any knowledge of the existence of any grounds for any such claims.

         4.22     DEFERRED, ERISA AND PENSION PLANS.

         Schedule 4.22 sets forth and describes all Deferred Plans, ERISA Plans and Pension Plans to or in which any Seller or any ERISA Affiliate contributes, has contributed, is obligated or committed to contribute, or otherwise participates or has participated. The Sellers (i) have made all payments or contributions due to date under each Benefit Plan, and has recorded on its books amounts accrued to date as liabilities with respect to each Benefit Plan, (ii) has performed all material obligations required to be performed under, and is not in default under or violation of, any Benefit Plan, (iii) are in compliance in all material respects with requirements of ERISA, the Code and Applicable Law with respect to the Benefit Plans, (iv) are aware of no existing or threatened material actions, suits or claims pending (other than routine claims for benefits) with respect to any Benefit Plan, (v) have not completely or partially terminated any Benefit Plan that is or was subject to ERISA, (vi) have not incurred, nor reasonably expects to incur, any liability to the Pension Benefit Guaranty Corporation, and (vii) has no liability in respect of any Multi-employer Plan (as defined under ERISA).

         4.23     CUSTOMERS AND SUPPLIERS.

         The Sellers have not been advised, and have no knowledge, that any of its customers or suppliers intends to cease doing business with it or to reduce the amount of goods or services purchased or sold on a regular on-going basis from it, which cessation or reduction in the aggregate could have a Material Adverse Effect.

         4.24     BROKERAGE FEE.

         The Sellers have not engaged any investment banker, finder, broker or similar agent which may give rise to any brokerage fee, finder's fee, commission or similar liability in connection with the transactions contemplated hereby, other than an Affiliate of the Purchaser.

         4.25     CERTAIN PAYMENTS

         No Seller has directly or indirectly (a) made any unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person, private or public, regardless of form (i) for favorable treatment for business secured, (ii) for favorable treatment in securing business, or (iii) for special concessions, or
(b) established or maintained any fund or asset that has not been recorded in its books and records.

                  SECTION 5         REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         The representations and warranties of the Purchaser set forth below shall survive the closing of the purchase transaction contemplated in this Purchase Agreement, and any investigation made by the Sellers shall not diminish the right of the Sellers to rely upon such representations and warranties. The Purchaser represents and warrants to the Sellers as follows.

         5.1      ORGANIZATION.

         The Purchaser is a limited liability company duly organized and validly existing under the laws of the state of its formation.

         5.2      AUTHORIZATION; ENFORCEABILITY.

         The execution and delivery of this Purchase Agreement and the Related Documents by the Purchaser, and the performance of its obligations hereunder and thereunder are within its powers and have been duly authorized by appropriate action. This Purchase Agreement and each Related Document, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity.

         5.3      NO CONFLICTS.

         The execution, delivery and performance of this Purchase Agreement and the Related Documents by the Purchaser do not and will not (a) conflict with or violate any Applicable Law or any judgment, order, decree, stipulation or injunction to which the Purchaser is subject, (b) violate or conflict with the provisions of the Purchaser's Charter Documents, (c) result in the breach of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the assets or properties of the Purchaser pursuant to, any note, bond, contract, lease, license, permit, indenture, mortgage, or any other instrument or Purchase Agreement to which the Purchaser is a party or by which any property of the Purchaser is bound.

         5.4      CONSENTS.

         No consent, approval, authorization, license, order or permit of, or declaration, registration or filing with, or notification to, any governmental authority or any other Person is required in connection with the execution, delivery and performance of this Purchase Agreement and the Related Documents, or the consummation of any transaction contemplated hereby or thereby.

         5.5      EXPERIENCE.

         The Purchaser is an Accredited Investor and has substantial experience in evaluating and investing in securities of companies similar to the Sellers and has made investments in companies other than the Sellers. The Purchaser acknowledges that by reason of its business or financial experience and financial condition, it has the ability to analyze and bear the entire risk of its investment pursuant to this Purchase Agreement.

         5.6      INVESTMENT INTENT.

         The Purchaser is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the issuance and sale of the Securities have not been, and will not be, subject to a registration statement filed under the Securities Act or any applicable state securities laws by reason of a specific exemption from such registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representation as expressed herein.

         5.7      RULE 144.

         The Purchaser acknowledges that the Securities are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available. The Purchaser is aware of and understands the provisions of Rule 144.

         5.8      KNOWLEDGE OF PURCHASER.

         The Purchaser is aware of and has investigated the Sellers' business, management and financial condition, has had the opportunity to inspect the Sellers' facilities and has had access to such other information about the Sellers as the Purchaser has deemed necessary and desirable to reach an informed and knowledgeable decision to acquire the Securities. The purchase of such Securities is not a result of an advertisement of an offering.

         5.9      PLAN ASSETS

         The Purchaser represents and warrants that (1) no portion of the funds to be used by the Purchaser to purchase the Securities, as of the Closing Date, are "plan assets", within the meaning of 29 CFR Section 2510.3-101, of an employee benefit plan.

                  SECTION 6         FINANCIAL REPORTING.

         The obligations of the Sellers set forth in this Section 6 shall terminate upon the Note being paid in full.

         6.1 FINANCIAL AND CORPORATE REPORTS. Atlantic shall deliver or shall cause to be delivered to the Purchaser the following reports within the applicable time periods specified in this Section.

                  (a) Annual Financial Statements. The Annual Financial Statements shall be delivered within ninety (90) days after the end of each Fiscal Year, and shall be accompanied by the Audit Report, CFO Certificate and Compliance Certificate.

                  (b) Quarterly Financial Statements. The Quarterly Financial Statements shall be delivered within forty-five (45) days after the end of each fiscal Quarter (other than the fourth Quarter), and shall be accompanied by a CFO Certificate and Compliance Certificate.

                  (c) Monthly Financial Statements. The Monthly Financial Statements shall be delivered promptly upon their dissemination to the Seller's management, but in no event later than 30 days after the end of each calendar Month (other than the last Month of each fiscal Quarter).

                  (d) Internally Generated Budgets. The internally prepared budgets of Atlantic with respect to each Fiscal Year shall be delivered within ninety (90) days after the end of the preceding Fiscal Year.

                  (e) Securities Reports. Any Securities Reports shall be delivered promptly upon the filing or submission thereof.

                  (f) Lender Reports. Any Lender Reports shall be delivered promptly upon their delivery to Senior Lender upon written request therefor.

                  (g) Management Letters. Any Management Letters shall be delivered promptly after receipt thereof.

         6.2 OTHER INFORMATION. Promptly upon written request therefor, the Sellers shall furnish (or cause to be furnished) to the Purchaser financial or other information available in its books, records and files; provided, however, that if such information cannot be furnished without undue expense, the Sellers may require the Purchaser to reimburse it for all reasonable out-of-pocket expenses incurred in connection with furnishing such information.

         6.3 RULE 144A. Atlantic shall, upon the written request of the Purchaser, furnish to any Qualified Institutional Buyer (as such term is defined in Rule 144A under the Securities Act) designated by the Purchaser, such financial or other information as the Purchaser reasonably determines is necessary in order to afford compliance with Rule 144A under the Securities Act in connection with any proposed sale of the Securities, except at such times as Atlantic is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act.

         6.4 PREPARATION OF FINANCIAL STATEMENTS IN ACCORDANCE WITH GAAP. The Company shall prepare all Financial Statements in compliance with the regulations of any regulatory body having jurisdiction over the Company or its business and in accordance with GAAP in a manner consistent with the practices, policies and procedures applied in connection with the preparation of the Financial Statements initially delivered to the Purchaser, except for any changes permitted or required under GAAP or applicable accounting rules of the Commission or approved in the manner provided for herein.

         6.5 CHANGES IN PRACTICES, POLICIES AND PROCEDURES.

                  (a) Notice of Proposed Change. In the event that the Company proposes to make any material change in any of the practices, policies or procedures applied in connection with the preparation of its Financial Statements, the Company shall, to the extent not violative of Applicable Law:

                           (i) notify the Purchaser in writing of such proposed change at least forty-five (45) days prior to the required delivery date of the first Financial Statement that will be affected by such proposed change; provided, if the Company becomes aware of such change less than 60 days prior to the required delivery date of the first Financial Statement that will be so affected, then the Company shall notify the Purchaser as soon as practicable thereafter;

                           (ii) state in reasonable detail in such notice the reason for such change, including, if applicable, a description of any change in GAAP that occasioned such change;

                           (iii) submit a written statement by the chief financial officer of the Company and the Accountant describing the anticipated effect, if any, of the proposed change to the computation of the Financial Tests, or stating that such proposed change will have no material effect on the computation of the Financial Tests; and

                           (iv) in the event such proposed change will have a material effect on the computation of such Financial Tests, submit with each Compliance Certificate a written reconciliation in reasonable detail demonstrating the computation of the Financial Tests as if such change had not been made.

                  (b) Effect of Change on Financial Tests. In the event that any such change in policies, practice or procedures would materially affect the computation of any Financial Test, the Sellers shall propose to the Purchaser an equitable amendment to this Purchase Agreement adjusting such Financial Tests so as to give effect to such change in GAAP so that such amended Financial Tests are materially unchanged as a criteria for evaluating the financial condition of the Company, and the Purchaser shall not unreasonably withhold its consent to such amendment.

         6.6 NOTICE OF CERTAIN EVENTS. The Sellers shall give prompt written notice to the Purchaser of the occurrence of any of the following events:

                  (a) a Default or Event of Default;

                  (b) the occurrence of any event which with notice, lapse of time or both would constitute an event of default under any Senior Indebtedness;

                  (c) all suits, actions or other proceedings commenced or threatened against a Seller of which a responsible officer of Atlantic is aware which would reasonably be expected to result in a Material Adverse Effect;

                  (d) any substantial dispute which may exist between a Seller and any governmental regulatory body or law enforcement authority which would reasonably be expected to result in a Material Adverse Effect;

                  (e) any matter which has resulted in a Material Adverse
Effect;

                  (f) the loss or destruction of any material asset of a Seller;

                  (g) the occurrence of a Put Trigger Event, or an agreement in principle with respect to a Put Trigger Event;

                  (h) the receipt by any Seller of any written complaint or order from the U.S. Secretary of Agriculture alleging violations by such Seller of the provisions of the Packers and Stock Yards Act of 1921, 7 U.S.C.
Section 181 et. seq., or

                  (i) the receipt by any Seller of any notice of default or termination or threat of termination with respect to any Distribution Agreement or of the commencement of any Insolvency Proceeding with respect to any Person that is a party to any such Distribution Agreement.

         6.7 BOOKS, RECORDS, AUDITS AND INSPECTIONS. The Sellers shall maintain accurate and complete books, accounts and records and shall permit employees or agents of the Purchaser at any reasonable time to inspect its properties and to examine or audit its books, accounts and records and make copies and memoranda thereof. In the event any properties, books, accounts or records are in the possession of or under the control of a third party, the Sellers shall direct and hereby authorize such third party to permit access thereof to the Purchaser's employees or agents for the purpose of performing the inspections, appraisals, examinations or audits permitted under this Section 6.7 to respond to any reasonable requests from the Purchaser for information concerning the amount, status or condition of any assets in the third party's possession or control.

                  SECTION 7         AFFIRMATIVE COVENANTS.

         Until payment of the Note in full, the Sellers shall, unless the Purchaser waives compliance therewith in writing:

         7.1 INSURANCE. Maintain casualty insurance upon all of their assets and business properties and liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like businesses. Unless replaced with comparable coverage, no such insurance may be canceled without the prior written consent of the Purchaser, which consent shall not unreasonably be withheld.

         7.2 PAYMENT OF TAXES AND CLAIMS. Pay all Taxes, assessments and other governmental charges levied or imposed upon its properties or assets or in respect of their franchises, business, income or profits before any penalty or interest accrues thereon, and all claims for sums which have become due and payable and which by law have or might become a Lien or charge upon their properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge, Tax, assessment or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith by appropriate proceedings and if reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

         7.3 COMPLIANCE WITH LAWS. Comply in all material respects with all Applicable Law if noncompliance therewith would reasonably be expected to result in a Material Adverse Effect.

         7.4 PRESERVATION OF EXISTENCE AND LICENSES. Except as permitted by
Section 8.7, preserve and maintain each Seller's existence and its rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified as a foreign entity in each jurisdiction in which the failure to do so would have a material adverse affect on its financial condition or operations; and obtain, preserve and maintain all material permits, licenses, approvals and authorizations necessary for the conduct of its business, except those with respect to which the failure to obtain, preserve or maintain would not have a Material Adverse Effect. Notwithstanding the foregoing, nothing in this Section 7.4 shall prevent one or more Sellers merging with or into another Seller.

         7.5 MAINTENANCE OF ASSETS. Except for dispositions permitted by Section 8.7, maintain each Seller's material tangible assets in good condition and repair in accordance with the requirements of its business, normal wear and tear and damage by fire and other casualty excepted. Maintain each Seller's Intellectual Property and any exclusive rights to use and exploit or license the Intellectual Property, and defend all interferences or infringements therewith, except where the failure to do so would not have a Material Adverse Effect.

         7.6 PERFORMANCE OF CONTRACTS. Perform and comply with, in accordance with its terms, all material provisions of each Material Contract, except to the extent the Sellers may contest the provisions thereof in good faith and by appropriate proceedings.

         7.7 EMPLOYEE BENEFIT PLANS. Cause each of the Sellers' Benefit Plans to be administered in all material respects in compliance with the requirements of ERISA, the Code and Applicable Law, and cause each of its Benefit Plans to be administered in all material respects in compliance with the terms and conditions of such plans.

             SECTION 8         NEGATIVE COVENANTS.

         Until payment of the Note in full, unless the prior written consent of the Purchaser is obtained, Atlantic shall not and shall not permit any Subsidiary to:

         8.1 OTHER INDEBTEDNESS. Create, incur, contract, assume, have outstanding, guarantee or otherwise be or become directly or indirectly liable in respect of any Indebtedness; provided, however, that this Section shall not be deemed to prohibit:

                  (a) the Senior Indebtedness;

                  (b) lease financing or purchase money financing for equipment which is secured by the equipment so leased or purchased;

                  (c) existing Indebtedness identified in Schedule 8.1;

                  (d) loans or advances by Atlantic to any Permitted Subsidiary or Potter; and

                  (e) other indebtedness specifically permitted under the Senior Loan Agreement.

         8.2 PREPAYMENTS. Pay any Indebtedness prior to its scheduled maturity other than the Note or the Senior Indebtedness.

         8.3 LIENS. Grant, create, incur, assume, permit or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired, except Permitted Liens.

         8.4 INVESTMENTS. Make any Investment in, or otherwise acquire any interest in, or control of, another Person, except for the following:

                  (a) Cash Equivalents;

                  (b) Any acquisition of securities or evidences of indebtedness of others when acquired in settlement of accounts receivable or other debts arising in the ordinary course of business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of the Sellers;

                  (c) travel and other advances to officers and employees of the Sellers in the ordinary course of business;

                  (d) Investments permitted under the Senior Loan Agreement or consented to by the Senior Lender; and

                  (e) Investments in Existing Subsidiaries, Permitted Subsidiaries or Potter.

         8.5 MERGER AND CONSOLIDATION. Enter into a merger or consolidation with or into any Person wherein any Seller is not the surviving entity, unless permitted under the Senior Loan Agreement or consented to by the Senior Lender; provided, however, that the Purchaser must consent to any merger or consolidation with respect to Atlantic, wherein Atlantic is not the surviving entity (other than a reincorporation merger) unless the Note is being paid in full in connection therewith.

         8.6 SUBSIDIARIES. Create any Subsidiaries (other than Permitted Subsidiaries) or enter into joint ventures not in existence on the date of this Purchase Agreement or make any loans or advances to its joint ventures, unless permitted under the Senior Loan Agreement or consented to by the Senior Lender.

         8.7 TRANSFERS, LIQUIDATIONS AND DISPOSITIONS OF SUBSTANTIAL ASSETS. Dissolve or liquidate, or sell, transfer, lease or otherwise dispose of any material portion of its property or assets or business, other than sales of inventory or obsolete equipment in the ordinary course of business, unless permitted under the Senior Loan Agreement or consented to by the Senior Lender; provided, however, that the Purchaser must consent to the sale or other disposition of (i) any Existing Subsidiary or Potter or (ii) substantially all of the assets of any Existing Subsidiary or Potter, unless the Note is being paid in full in connection therewith.

         8.8 RESTRICTED PAYMENTS. Make, pay or declare, or commit to make, pay or declare, directly or indirectly, any Restricted Payment, except that a Subsidiary may make Restricted Payments to Atlantic and to other Subsidiaries.

         8.9 ORGANIZATIONAL AND BUSINESS ACTIVITIES. Amend its Charter Documents or change its capital structure in a manner that would have a material adverse effect on Purchaser's rights hereunder, effect any reorganization or recapitalization or engage in any business activities or operations substantially different from or unrelated to its present business without the consent of the Purchaser, which consent shall not be unreasonably withheld.

         8.10 TRANSACTIONS WITH AFFILIATES. Enter into any transaction with any Affiliate (or any partner, officer or director thereof), or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate (or any partner, officer or director thereof) or any former or current officer or director of any Seller, except any transaction or contract which is in the ordinary course of the Seller's business and which is upon fair and reasonable terms no less favorable to the Sellers than it would obtain in a comparable arms-length transaction with a Person not an Affiliate.

         8.11 EMPLOYEE BENEFIT PLANS. Create, enter into or provide or make any direct or indirect commitment to create, enter into or provide any Deferred Plan, ERISA Plan or Pension Plan (other than those identified on Schedule 4.22 or any replacements thereof) or terminate or materially amend any of such plans without the consent of the Purchaser, which consent shall not be unreasonably withheld; or incur any material liability, directly or indirectly, (i) for any funding deficiency, (ii)for any post-retirement medical or life insurance benefits, except pursuant to the COBRA Requirements, or (iii) to the Pension Benefit Guaranty Corporation.

         8.12 CHANGE IN PRINCIPAL OFFICE. Move its principal office, executive office or principal place of business without 30 days prior Notice to the Purchaser.

         8.13 REPORTING COMPANY. Atlantic ceases to be a "reporting company" under the Securities Exchange Act of 1934.


                  SECTION 9         FINANCIAL TESTS.

         Until payment in full of the Note, the Seller shall, unless the Purchaser waives compliance therewith in writing, meet the following Financial Tests.

         9.1 MINIMUM FIXED CHARGE COVERAGE RATIO. The Company shall maintain a Fixed Charge Coverage Ratio of not less than 1.15 to 1.00 as of the end of each Quarter.

         9.2 MINIMUM CONSOLIDATED INTEREST COVERAGE. The Company shall maintain an Interest Coverage Ratio of not less than 1.75 to 1.00 as of the end of each Quarter.

         9.3 MAXIMUM INDEBTEDNESS TO EBITDA RATIO. The Company shall maintain as of the end of each Quarter a ratio of Consolidated Indebtedness outstanding as of the end of such Quarter to EBITDA for the period of four consecutive Quarter ending as of the end of such Quarter of not greater than 5.00 to 1.00.

         9.4 MINIMUM STOCKHOLDERS' EQUITY. As of the end of each Quarter, commencing with the Quarter ending September 30, 1998, the consolidated stockholders' equity of the Company shall not be less than $10,000,000.

              SECTION 10        EVENTS OF DEFAULT.

         Events of Default are stated in the Note, a form of which is attached as Exhibit B.

              SECTION 11        MISCELLANEOUS.

         11.1 RELATED DOCUMENTS.

         The definitions set forth in the Glossary are incorporated by reference in each Related Document. The miscellaneous provisions set forth in this Section are incorporated by reference in each of the Related Documents. Each Exhibit and Schedule to this Purchase Agreement is incorporated by reference in each Related Document and shall be deemed to be an Exhibit or Schedule to each Related Document.

         11.2 AMENDMENT, MODIFICATION OR RESTATEMENT.

                  (a) The Parties may, by mutual agreement, amend, modify or restate any provision or the entirety of this Purchase Agreement or any Related Document, provided that each such amendment, modification or restatement shall be in writing and shall be executed and delivered by each Party.

                  (b) Unless otherwise specified in such a written amendment, modification or restatement:

                      (i) the amended or modified provisions shall be effective as of the date of such amendment;

                      (ii) such amendment shall not be deemed to constitute a waiver of any Default that has occurred and is continuing as of the effective date thereof;

                      (iii) all terms defined herein shall have the same
                            definition in such amendment;

                      (iv) such amendment shall be deemed to be a Related Document and the provisions of this Section 11 shall be applicable to such amendment; and

                      (v) this Purchase Agreement and each Related Document shall be deemed to remain in full force and effect, as so amended, modified or restated.

                  (c) Unless otherwise specified, an amendment, modification or restatement of the Note shall for all purposes be deemed to be a novation thereof, and all Related Documents concerning security therefor shall remain in full force and effect.

                  (d) At any time after the execution and delivery of any amendment or modification of this Purchase Agreement or any Related Document, the Purchaser may, in the exercise of its discretion, cause this Purchase Agreement or any Related Document to be restated in its entirety to reflect such amendment or modification.

                  (e) Except in those instances in which Purchaser's consent is not to be unreasonably withheld, the Purchaser may, in its sole discretion, condition its agreement to any amendment, modification or restatement upon the payment of money, the granting of additional security, the providing additional guarantees or other acts or concessions by the Seller or any other Person.

                  (f) The Sellers shall reimburse the Purchaser for its reasonable legal fees and expenses (including the BOCP Legal Department) in connection with the preparation and review of any such amendment, modification or restatement.

         11.3     WAIVER OF COMPLIANCE.

                  (a) The Parties may, by mutual Purchase Agreement, waive compliance with any provision of this Purchase Agreement or any Related Document or any Default or Event of Default; provided that each such waiver shall be in writing and be shall executed and delivered by the party against whom enforcement is sought. Each such waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (b) The Purchaser may, in its sole discretion, refuse to grant any such waiver or condition any such waiver upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by the Seller, or any other Person.

         11.4     CONSENT OR APPROVAL OF PURCHASER.

                  (a) Whenever this Purchase Agreement or any Related Document provides that an action may be taken with the "consent" or "approval" of the Purchaser, such consent or approval must be in writing signed by the Purchaser. Each such consent or approval shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (b) Unless this Purchase Agreement or the Related Documents specifically provides that the Purchaser shall not "unreasonably withhold" such consent or approval, the Purchaser may, in its sole discretion, refuse to grant any such consent or approval, or condition any such consent or approval upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by the Sellers or any other Person.

                  (c) Where this Purchase Agreement or any Related Document provides that the Purchaser shall not "unreasonably withhold" any consent or approval, any of the following shall by way of example and not limitation, constitute an appropriate reason to withhold such consent or approval:

                      (i) imposing additional unreimbursed cost, expense or liability upon the Purchaser or its Affiliates;

                      (ii) releasing any Person liable for any obligation under this Purchase Agreement or any Related Document;

                      (iii) limiting in any material respect the practical
                            ability of the Purchaser to enforce any of its rights or remedies under this Purchase Agreement or any Related Document;

                      (iv) diminishing the value of the Warrant Shares as determinable for purposes of the Put Option Purchase Agreement;

                      (v) causing the Purchaser or its Affiliates to violate or breach any Material Contract by which they are bound, the terms of their Charter Documents or any Applicable Law;

                      (vi) releasing any security for any of the obligations under this Purchase Agreement or any Related Document;

                      (vii) subordinating or further subordination of any of the rights of the Purchaser under this Purchase
                            Agreement or any Related Document to the rights of any other Person; or

                      (viii) permitting any transaction between the Sellers and
                             any of its Affiliates which is otherwise not permitted hereunder.

                  (d) The Sellers shall reimburse the Purchaser for any reasonable fees or expenses (including the BOCP Legal Department) incurred in connection with the grant or denial of any request for any consent or approval.

         11.5     FORBEARANCE.

                  (a) The Purchaser may, in the sole exercise of its discretion, with or without Notice to the Sellers, forbear from declaring an Event of Default under this Purchase Agreement or any Related Document, or exercising or enforcing any right or remedy hereunder or thereunder.

                  (b) Unless the Purchaser otherwise agrees in writing, no such forbearance shall be deemed to toll the passage of any time period, waive the Purchaser's right to declare such Event of Default or exercise or enforce any such right or remedy at any time, suspend the accrual of Interest or waive any Assessment that would otherwise accrue or become due, constitute a basis for laches or estoppel, or preclude the exercise or enforcement of any other right or remedy or declaration of any other Event of Default under this Purchase Agreement or any Related Document.

                  (c) The Purchaser may, in the sole exercise of its discretion, condition any forbearance upon the payment of money, the granting of additional security, the providing of additional guarantees or other acts or concessions by the Sellers or any other Person.

                  (d) The Sellers shall reimburse the Purchaser for any reasonable fees or expenses (including the BOCP Legal Department) incurred in connection with the grant or denial of any request for forbearance.

         11.6     NO IMPLIED RIGHTS OR WAIVERS.

                  No Notice to or demand on the Sellers in any case shall entitle the Sellers to any other or further Notice or demand in the same, similar and other circumstances. Neither any failure nor any delay on the part of the Purchaser in exercising any right, power or privilege under this Purchase Agreement or any Related Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

         11.7     PAYMENT OF FEES AND EXPENSES.

         The Sellers shall pay to the BOCP Legal Department, as counsel for the Purchaser, a non-accountable fee of $20,000 in lieu of reimbursing the Purchaser for legal fees incurred in connection with the negotiation, preparation and closing of the purchase transaction. The Sellers shall bear all of their own expenses, including legal and accounting fees. The Sellers shall reimburse the Purchaser for all expenses incurred in connection with the reasonable investigation and determination of an Event of Default, the enforcement of this Purchase Agreement and the Related Documents and the collection of amounts due under this Purchase Agreement and the Related Documents, including the reasonable fees and expenses of the BOCP Legal Department or other legal counsel.

         11.8     ENTIRE AGREEMENT.

         This Purchase Agreement and the Related Documents constitute the entire agreement and understanding relating to the subject matter hereof among the Parties and supersede all prior or contemporaneous agreements between the Parties. The Parties have not relied upon any representations, inducements, promises, undertakings or Purchase Agreements other than those expressly set forth in this Purchase Agreement or the Related Documents.

         11.9     SEVERABILITY.

                  If any provision of this Purchase Agreement or any Related Document is held to be invalid, void or unenforceable for any reason, the remaining provisions shall nevertheless continue in full force and effect, provided that nothing in this Section 11.9 shall be construed to limit or waive the breach of any representation with respect to enforceability of this Purchase Agreement. Any determination of invalidity, voidness or unenforceability which would, in the aggregate, materially reduce the principal benefits of any breach or security provided by the Purchase Agreement or any Related Document to the Purchaser, or make the remedies generally afforded thereby inadequate for the practical realization of such benefits or security, shall constitute an Event of Default.

         11.10    THIRD PARTY BENEFICIARIES.

                  The obligations of each Party under this Purchase Agreement and the Related Documents shall inure solely to the benefit of the other Parties, and no other Person shall have any legal or equitable right, remedy or claim under or with respect to this Purchase Agreement or the Related Documents.

         11.11    LEGAL REPRESENTATION.

         Each of the Parties has been represented by independent legal counsel in connection with the negotiation, drafting and execution of this Purchase Agreement and the Related Documents, and each Party expressly waives to the fullest extent permitted by Applicable Law any claim that this Purchase Agreement or any Related Document constitutes a contract of adhesion; the protection of any Applicable Law designed to protect individual or consumers in credit transactions; any usury or similar law limiting interest or other fees or compensation in a credit transaction; any claim that this Purchase Agreement or any Related Document constitutes a partnership, joint venture, trust or similar arrangement among any of the Parties; any claim that this Purchase Agreement or any Related Document imposes any fiduciary or agency duty upon the Purchaser or any of its agents; and any implied representation, warranty or covenant, including representation, warranty or covenant of "good faith" or "fair dealing" by any Party.

         11.12    RULES OF CONSTRUCTION.

                  Unless otherwise specified, the following rules shall be applied in construing the provisions of this Purchase Agreement and the Related Documents.

                  (a) All accounting terms not specifically defined shall be construed in accordance with GAAP.

                  (b) Terms that imply gender shall apply to all genders.

                  (c) When the context so requires, the singular shall include the plural.

                  (d) Headings are included solely for purposes of reference and shall be ignored in construing the provisions of this Purchase Agreement or the Related Documents.

                  (e) The Exhibits, Schedules and Glossary of Defined Terms attached to this Purchase Agreement or any Related Document are incorporated herein and in each Related Document by reference.

                  (f) "Herein", "hereto", "hereof" and words of similar import refer to this Purchase Agreement or any Related Document (as applicable).

                  (g) The word "and" connotes "each and every," and the word "or" connotes "any one or more".

                  (h) The word "including" is deemed to be followed by the words "without limitation".

                  (i) When used in connection with a specific date or time, (A) the word "from" connotes "from and including," (B) the word "through" connotes "through and including," (C) the word "before" connotes "on or before," (D) the word "after" connotes "on or after," (E) "next" day or Business Day connotes the "first day or Business Day immediately succeeding" such date, and (F) "prior" or "preceding" day or Business Day connotes the "first day or Business Day immediately proceeding" such date.

                  (j) In counting a number of days or Business Days (A) "after" or "following" a specified date, counting commences with the first day or Business Day (as applicable) following such date and ends on and includes the last day or Business Day (as applicable) counted, and (B) "before" or "prior to" a specified date, counting commences with the first day or Business Day (as applicable) preceding such date and ends on and includes the last day or Business Day (as applicable) counted.

                  (k) An event or act is deemed to occur on a specified day or Business Day only if it occurs before 4:00 p.m. New York time on that day or Business Day (as applicable) and, if it occurs after that time, is deemed to occur on the next day or Business Day (as applicable).

                  (l) Any reference to any law or regulation refers to that law or regulation as amended from time to time and to the corresponding provision of any successor law or regulation.

                  (m) Any reference to any Purchase Agreement or other document refers to that Purchase Agreement or other document as amended from time to time.

                  (n) The recitals are the mutual representations of the Parties and are a part of the document in which they appear.

                  (o) Any reference to any Person shall be construed as a reference to that Person's successors, assigns, heirs or estate or personal representative.

                  (p) No consideration or evidentiary weight shall be given to any prior draft or mark-up of any document, the identity of the Party (or its counsel) drafting or proposing any provision of a document, any summary or description of any proposed term or provision set forth in any term sheet, commitment letter or written presentation produced prior to the date hereof, or perceived or alleged differences among the Parties with respect to bargaining advantage, sophistication in financial affairs or access to information.

                  (q) With regard to all dates and time periods set forth or referred to in this Purchase Agreement or the Related Documents, time is of the essence.

         11.13    NOTICE.

                  (a) Any Notice or other communication required or permitted to be given or made under this Purchase Agreement or any Related Document (i) shall be in writing, (ii) shall be delivered by hand delivery, First Class U.S. Mail (certified, registered or expedited delivery), FedEx, UPS Overnight, Airborne or other nationally recognized delivery service or fax, and (iii) shall be delivered or transmitted to the appropriate address as set forth below.

                  (b) Each Notice or other communication shall be delivered or addressed to a Party at its address set forth below. A Party's address for Notice may be changed from time to time only by Notice given to each of the other Parties.

SELLERS:

         Atlantic Premium Brands, Ltd.
         650 West Dundee, Suite 370
         Northbrook, IL 60062
         Attention: Merrick M. Elfman
         With a copy to: Tom D. Wippman

         Telephone No. (847) 480-4000
         Fax No. (847) 480-0199

PURCHASER:

         Banc One Capital Partners, LLC
         150 East Gay Street, 24th Floor
         Columbus, OH 43215
         Attention: General Counsel
         Telephone No. (614) 217-1100
         Fax No. (614) 217-1217

                  (c) Absent fraud or manifest error, a receipt signed by the addressee or its authorized representative, a certified or registered mail receipt, a signed delivery service confirmation or a fax confirmation of transmission shall constitute proof of delivery. Any Notice actually received by the addressee shall constitute delivery notwithstanding the failure to comply with any provisions of this Section 11.13.

                  (d) A Notice delivered by regular First Class U.S. Mail shall be deemed to have been delivered on the third Business Day after its post-mark. Any other Notice shall be deemed to have been received on the date and time of the signed receipt or confirmation of delivery or transmission thereof, unless that receipt or confirmation date and time is not a Business Day or is after 5:00 p.m. local time on a Business Day, in which case such Notice shall be deemed to have been received on the next succeeding Business Day.

         11.14    ASSIGNMENT.

                  (a) The Sellers shall not, and shall not attempt or purport, to assign or transfer to any Person or permit any other Person to assume or undertake any of its rights, duties or obligations under this Purchase Agreement or any Related Document without the prior written consent of the Purchaser, which consent may be granted in its sole discretion.

                  (b) The Purchaser may, in the sole exercise of its discretion,
(A) assign (with or without recourse) all of its rights, duties and obligations under this Purchase Agreement and the

Related Documents to any BOC Entity; (B) sell or transfer all or any part of the Securities to any BOC Entity; (C) sell a participation in the Securities to any BOC Entity, any member of the Purchaser or any Accredited Institutional Investor; or (D) distribute all or any part of the Securities to the members of the Purchaser as an in-kind distribution. The Purchaser shall not be required to notify the Sellers of any of the foregoing assignments, participations or distributions; provided, however, that until the Sellers receive such Notice, the Sellers shall be entitled to treat the Purchaser as the sole owner of the Securities. With the consent of the Sellers, which consent shall not be unreasonably withheld, the Purchaser may (A) assign (with or without recourse) all of its rights, duties and obligations under this Purchase Agreement and the Related Documents to any Accredited Institutional Investor, or (B) sell or assign (with or without recourse) all or any part of the Securities to any Person.

Notwithstanding the foregoing, the Purchaser may not sell, transfer, assign (i) the Note to more than three Persons unless the Purchaser agrees to act as, and is appointed by these Persons as, their agent pursuant to documentation reasonably satisfactory to Atlantic for purposes of giving and receiving notices, granting consents and waivers and all other correspondence, covenants and matters between the Sellers and these Persons as holders of the Securities; or (ii) any of the Securities to any Person who is engaged in, or who beneficially owns (as defined in Section 13d-3 of the Securities Exchange Act) or has the right to acquire in the future 10% or more of the outstanding shares of any class or series of Capital Stock of any Person that is engaged in, the food and beverage manufacturing, processing or distribution business.

         11.15    FURTHER ASSURANCES.

                  Each Party agrees to execute and deliver such further documents and instruments and to do such further acts and things as may be necessary or desirable to carry out the intent and purposes of this Purchase Agreement and the Related Documents.

         11.16    CONFIDENTIALITY.

                  The Purchaser agrees to keep any non-public information delivered pursuant to the Purchase Agreement and the Related Documents confidential from Persons other than those employed by or engaged by the Purchaser and those employed by the Purchaser's assignees or participants.

         11.17    CLOSING OF THE TRANSACTION.

                  (a) It is anticipated that the transactions contemplated by this Purchase Agreement may be closed and consummated by the transmission of documents, signature pages of documents and funds by mail, delivery service, fax or other electronic transmission.

                  (b) Each Party agrees that the faxed delivery of a counterpart signature page to the other Parties or their representatives shall constitute such Party's execution and delivery thereof.

                  (c) The Parties agree that the attachment of original or faxed signature pages of any document by legal counsel acting in such capacity and in accordance with instructions, shall constitute the execution and delivery of such documents.

                  (d) The closing shall be deemed to have occurred and this Purchase Agreement and the Related Documents shall be deemed to have been simultaneously executed and delivered by all Parties in Columbus, Ohio on the date designated by the Parties as the Closing Date.

                  (e) As a condition of funding its purchase obligation on the Closing Date, the Purchaser may require that the Sellers acknowledge a list of items to be completed or documents to be delivered post-closing. Unless otherwise specified, all such items or documents shall be completed or delivered within 10 Business Days after the Closing Date.

         11.18    COUNTERPARTS.

                  This Purchase Agreement and any Related Document may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same Purchase Agreement.

         11.19    GOVERNING LAW.

                  This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws principles.

         11.20    WAIVER OF JURY TRIAL.

                  The Parties, each after consulting or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally waive any right they may have to a trial by jury in any Litigation. No Party shall seek to consolidate, by counterclaim or otherwise, any Litigation in which a jury trial has been waived with any other Litigation in which a jury trial cannot be or has not been waived.

         11.21    CONSENT TO JURISDICTION, VENUE AND SERVICE OF PROCESS.

         The Parties, each after having consulted or having had the opportunity to consult with legal counsel, knowingly, voluntarily and intentionally, and irrevocably: (i) consent to the jurisdiction of the Common Pleas Court of Franklin County, Ohio and the United States District Court for the Southern District of Ohio, Eastern Division with respect to any Litigation; (ii) waive any objections to the jurisdiction and venue of any Litigation in either such court; (iii) agree not to commence any Litigation except in one or the other of such courts and agree not to contest the removal of any Litigation commenced in any other court to one or the other of such courts; (iv) agree not to seek to remove, by consolidation or otherwise, any Litigation commenced in either of such courts to any other court; and (v) waive personal service of process in connection with any Litigation and consent to service of process by registered or certified mail, postage prepaid, addressed as set forth herein. These provisions shall not be deemed to have been modified in any respect or relinquished by any Party except by written instrument executed by all of them.

         The Parties have caused this Purchase Agreement to be executed and delivered effective as of the date first written above.



SELLER:                                 PURCHASER:

ATLANTIC PREMIUM BRANDS,                BANC ONE CAPITAL PARTNERS, LLC
LTD.

                                        By:  Banc One Capital Partners Holdings,
By: /s/ Merrick M. Elfman               Ltd., Manager
   ------------------------
Name: MERRICK M. ELFMAN
Its:     Chairman
                                        By: BOCP Holdings Corporation, Manager

PREFCO CORP.                            By: /s/ Leonard Lilliard
                                           ---------------------------------
By: /s/ Merrick M. Elfman               Name:  Leonard Lilliard
   ------------------------                   ------------------------------
Name:  MERRICK M. ELFMAN                Its: Authorized Signer
Its:     Chairman


CARLTON FOODS CORP.

By: /s/ Merrick M. Elfman
   ------------------------
Name:  MERRICK M. ELFMAN
Its:     Chairman


RICHARDS CAJUN FOODS CORP.

By: /s/ Merrick M. Elfman
   ------------------------
Name:  MERRICK M. ELFMAN
Its:     Chairman


GROGAN'S FARM, INC.

By: /s/ Merrick M. Elfman
   ------------------------
Name:  MERRICK M. ELFMAN
Its:     Chairman

POTTER'S ACQUISITION CORP.

By: /s/ Merrick M. Elfman
   -------------------------
Name:  MERRICK M. ELFMAN
Its:     Chairman

                            Glossary of Defined Terms

         Unless otherwise expressly provided for or unless the context otherwise clearly requires, the terms defined in this Glossary of Defined Terms shall have the meaning specified in this Glossary when used in the Purchase Agreement and the Related Documents. This Glossary of Defined Terms is a part of and is incorporated by reference in each of the Purchase Agreement and the Related Documents.

"Accelerated" (and correlative terms such as "Acceleration", "Accelerating" and "Accelerated") means with respect to the Note that the entire unpaid Principal Amount, together with all accrued but unpaid Interest and Assessments, becomes immediately due and payable prior to the Maturity Date, without, except as expressly provided for in the Note, notice of intent to accelerate, notice of acceleration of maturity, presentment, demand, protest, notice of protest or other notice of default or dishonor of any type whatsoever.

"Accredited Investor" means an "accredited investor," as that term is defined under Rule 501(a) of Regulation D of the Securities Act.

"Accredited Institutional Investor" means a financial institution or other entity that is an "accredited investor" with the meaning of clauses (1), (2),
(3) or (7) of Rule 501(a) of Regulation D of the Securities Act.

"Accountant" means the Company's independent public accountant.

"Accountant's Statement" means, with respect to each Annual Financial Statement, a written statement of the Accountant stating in effect that in the course of the Audit with respect to such Financial Statement, no Default has come to the Accountant's attention, or, if a Default has come to the Accountant's attention, stating the nature and period of existence of such Default.

"Accounting Periods" means the Fiscal Year, Quarter or Month, as applicable.

"Accounting Statements" means collectively, with respect to any Accounting Period, statements of income, changes in financial position (cash flow) and shareholders' equity for such Accounting Period and a statement of financial condition as at the end of such Accounting Period.

"ACMs" means asbestos containing materials.

"Acquisition Agreement" has the meaning set forth in Background - Section A of the Purchase Agreement.

"Acquisition Transaction" has the meaning set forth in Background- Section A of the Purchase Agreement.

"Adjusted Tangible Net Worth" shall mean, as of any date, Tangible Net Worth plus Subordinated Debt (excluding any Indebtedness represented by the Note).

"Affiliate" of any specified Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to vote 10% or more of the Voting Power of a Person, or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Amortization Commencement Date," if applicable, is set forth in the Note.

"Annual Financial Statements" means, with respect to each Fiscal Year, the Accounting Statements of the Company with respect to such Fiscal Year, presented with corresponding Accounting Statements for the preceding Fiscal Year, which Accounting Statements shall be Audited, prepared in accordance with GAAP and presented in reasonable detail (including appropriate footnotes) and in a form reasonably satisfactory to the Purchaser.

"Applicable Law" means, with respect to any Person, any and all federal, national, state, regional, local, municipal or foreign laws, statutes, rules, regulations, guidelines, ordinances, licenses, permits, judicial or administrative decisions of any country, or any political subdivision, agency, commission, official or court thereof having jurisdiction over such Person or its business.

"Appraisal Determined Value Amount" means, as of the date of exercise of the Put Option, a per share amount equal to (i) the Appraisal Value divided by (ii) the number of Outstanding Common Shares.

"Appraisal Value" means, as of the date of exercise of any Put Option, the fair market value, as determined by mutual agreement of the Seller and the Purchaser, or, if no agreement can be reached within 30 days of the exercise of such Put Option, by the Appraiser, of the outstanding Capital Stock of the Seller as of such date, assuming: (i) a cash purchase by a willing buyer from willing sellers of all such Capital Stock as of such date; (ii) the full exercise or conversion of outstanding Convertible Securities; (iii) if the Note remains outstanding, the payment in full of the Note; (iv) acquisition of the Seller as a going concern; (v) no adjustment or discount with respect to minority interest, voting rights or rights to control management of the Seller; (vi) no adjustment for any employment, bonus, non-competition, deferred compensation, severance or other employment or compensation arrangements between the Seller and its employees having a term of more than one year; and (vii) no adjustment for the tax consequences; provided, however, that, if (A) within the six-month period immediately preceding the date upon which the Put Option was exercised, a Disposition or Non-

Surviving Combination was closed or (B) as of the date upon which such Put Option was exercised, an agreement, letter of intent or similar written agreement or understanding with respect to a Disposition or Non-Surviving Combination is in effect, such determination of fair market value by mutual agreement of the Seller and Purchaser or by the Appraiser shall, notwithstanding the foregoing assumptions be based solely upon the value per share of the consideration received by the holders of the Company's Common Stock in such Disposition or Non-Surviving Combination.

"Appraiser" means, with respect to any determination of the Market Determined Value Amount or Appraisal Determined Value Amount, an independent appraiser, which shall be an investment banking firm that is not an Affiliate of either the Seller or the Purchaser, selected in the manner provided for in the Option Agreement.

"Assessments" means fees charged by the Purchaser for processing late payments of the Note and other fees charged by the Purchaser pursuant to the Purchase Agreement and Related Documents.

"Atlantic" means Atlantic Premium Brands, Ltd., a Delaware corporation, together with its successors and assigns.

"Audit" or "Audited" means, with respect to the Annual Financial Statements, an examination without limitation as to scope by the Accountant in accordance with generally accepted auditing standards for the purpose of expressing an opinion regarding such Accounting Statements.

"Audit Report" means, with respect to the Annual Financial Statements, the report of the Accountant indicating the scope of the Audit with respect to such Annual Financial Statements and setting forth the opinion of such Accountant with respect to such Annual Financial Statements as a whole, or an assertion to the effect that an overall opinion cannot be expressed. The Audit Report shall set forth any qualification to such opinion and, when such an overall opinion cannot be expressed, set forth the reasons therefor.

"Benefit Plans" means collectively, Welfare Plans, Deferred Plans, ERISA Plans, Pension Plans and any other contract, agreement, plan, arrangement, commitment, or understanding relating to terms of employment, independent contractors (including consulting agreements), pension, profit sharing, retirement, deferred compensation, stock option, stock purchase, incentive, bonus, loan, guaranty, vacation, severance, medical insurance, life insurance, disability, and other fringe benefit plan, whether or not subject to ERISA.

"BOC Entity" means any direct or indirect wholly owned subsidiary of BANC ONE CORPORATION or a Person whose sole general partner or sole managing member is a direct or indirect wholly owned subsidiary of BANC ONE CORPORATION.

"BOCP" means Banc One Capital Partners, LLC.

"BOCC Legal Department" means the internal legal staff of Banc One Capital Corporation, or one of its Affiliates.

"Business Day" means any day other than a Saturday, Sunday or day upon which banking institutions are authorized or required by law or executive order to be closed in the City of Columbus, Ohio.

"Capitalized Earnings Determined Value Amount" means, as of the date of exercise of the Put Option, a per share amount equal to (i) the Capitalized Earnings Value of the Company divided by (ii) the number of Outstanding Common Shares.

"Capitalized Earnings Value"means, as of any date of determination, an amount equal to six (6) times the Company's EBITDA for the preceding twelve months (i) reduced by an amount sufficient to pay in full all principal and interest on outstanding Permitted Indebtedness, and (ii) increased by the amount of cash and the fair market value of all marketable securities reflected on the Financial Statements of the Company dated closest in time to the date of determination.

"Capital Expenditures" means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

"Capitalized Lease Obligations" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

"Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock (including each class of common stock and preferred stock) or partnership or membership interests of such Person.

"Carlton" means Carlton Foods Corp., a Delaware corporation, together with its successors and assigns.

"Cash Equivalents" means (i) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within 90 days from the date of acquisition, and (ii) time deposits, money market securities and certificates of deposit which mature within 90 days from the date of acquisition, of any domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors Corporation or P-1 or the equivalent thereof by Moody's Investor Services.

"Cash Interest Expense" means with respect to the Company, for any period, total interest expenses, whether paid or accrued (including the interest component of Capitalized Lease Obligations), of the Company on a consolidated basis, including all commissions, discounts and other fees and charges owed with respect to letters of credit, but excluding, however, interest expenses not payable in cash (including amortization of discount), all as determined in accordance with GAAP.

"CFO Certificate" means, with respect to the Annual Financial Statements and the Quarterly Financial Statements, a certificate signed by the chief financial officer of Atlantic, on behalf of Atlantic, stating in effect that such Financial Statements, when delivered, (i) were, to the best of his or her knowledge, complete and correct in all material respects, (ii) were prepared in accordance with GAAP, and (iii) fairly present in all material respects the results of operations of the Company for the applicable Accounting Period and the financial condition of the Company as at the end of such Accounting Period. The CFO Certificate shall be presented in a form reasonably satisfactory to the Purchaser.

"Change in Control" means, except pursuant to a Qualified Public Offering, (i) an event or series of events by which any Person (or Persons acting in concert as a partnership or other group) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act), of 50% or more of the Voting Power of Atlantic, unless such Person has acquired, or has the right to acquire, beneficial ownership of the Warrant, Warrant Shares or any Purchased Shares,
(ii) Atlantic is merged with or into another entity with the effect that immediately after such transaction the equity owners of Atlantic immediately prior to such transaction hold less than a majority of the combined Voting Power of the Person surviving the transaction, or (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Atlantic to any Person or group of Persons.

"Charter Documents" mean a Person's formation or other governing documents, including but not limited to, as applicable, its articles of incorporation, by-laws, code of regulations, articles of organization, operating agreement, certificate of limited partnership and partnership agreement.

"Closing Date" means March _____, 1998, or such later date as the Parties shall mutually agree.

"COBRA Requirements" means the requirements of Section 601 et seq. of ERISA or
Section 4980 of the Code.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, including the Regulations thereunder.

"Collateral" is defined in the Security Agreement.

"Commission" means the Securities Exchange Commission or any other federal agency at the time administering the Securities Act.

"Common Shares" or "Common Stock" means the shares of Voting Stock and Nonvoting Stock of Atlantic, treated as a single class of stock, at any time outstanding.

"Company" means (i) prior to the consummation of the Acquisition Transaction, Atlantic and the Existing Subsidiaries, as a consolidated entity for financial reporting purposes, and (ii) thereafter to Atlantic, the Existing Subsidiaries, Potter and the Permitted Subsidiaries, as a consolidated entity for financial reporting purposes, together with its successors and assigns.

"Compliance Certificate" means, with respect to each Fiscal Year and each Quarter, a certificate signed by the chief financial officer of Atlantic, on behalf of Atlantic, (i) stating that no Default has occurred and is continuing,
(ii) stating that, to the best of his or her knowledge, the Sellers are in compliance with each of the covenants set forth in the Purchase Agreement, and
(iii) setting forth in reasonable detail a computation of each of the Financial Tests as of the end of the applicable Fiscal Year or Quarter. The Compliance Certificate shall be presented in a form reasonably satisfactory to the Purchaser.

"Consolidated Indebtedness" means, with respect to the Company, as of the end of any period on a consolidated basis, all Indebtedness of the Company then outstanding, including the Senior Indebtedness and the Note.

"Consulting Agreement" means the Consulting Agreement dated March 15, 1996, among Sellers Sterling and Elfman as amended.

"Contingent Put Option" is defined in the Put Option Agreement.

"Contingent Warrant" is defined in Background - Section C.

"Convertible Securities" means evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, or options, warrants or other rights that are exercisable for, Common Shares, whether or not the right to convert, exchange or exercise is at the time exercisable.

"Default" means any event which is not an Event of Default as of a specified date, but which with the lapse of time, notice, or both, would constitute an Event of Default.

"Default Interest Rate" is set forth in the Note.

"Default Rate Election" is defined in the Note.

"Deferred Plans" means Pension Plans that are designed to defer compensation for a select group of key or highly compensated employees and that are exempt from the funding, participation and vesting requirements of ERISA.

"Disposition" means the sale, lease, conveyance, transfer or other disposition (other than the grant of a security interest) in any single transaction or series of related transactions of all or substantially all of the assets of the Company.

"Distribution Agreement" means any agreement between any Seller and any of Mistic Beverages Co., Arizona Ice Tea and Sams Club pursuant to which such Seller is granted distribution rights or licenses with respect to products and tradenames or trademarks (or other Intellectual Property) of such Person.

"Dividend" means (i) cash distributions or any other distributions on, or in respect of, any class of Capital Stock, except for distributions made solely in shares of securities of the same class; and (ii) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of Capital Stock or Convertible Securities.

"EBITDA" means with respect to the Company for any period, the sum of the amounts for such period on a consolidated basis, of (i) Net Income, plus (ii) depreciation and amortization expenses, plus (iii) Cash Interest Expense, plus
(iv) federal and state income taxes actually payable, plus (v) extraordinary losses (determined in accordance with GAAP which have been included in the determination of Net Income), plus (vi) without duplication, interest expense in respect of the Warrants and/or Put Option deducted in computing Net Income, minus (vii) extraordinary gains (determined in accordance with GAAP which have been included in the determination of Net Income).

"Elfman" means Elfman Venture Partners, Inc., an Illinois corporation.

"Environmental Laws" means the federal Clean Air Act, Clean Water Act, Air Pollution Control Act, Water Pollution Act, Resource Conservation and Recovery Act of 1976, Solid Waste Disposal Act, Toxic Substance Control Act, Comprehensive Environmental Response, Compensation and Liability Act of 1980, Hazardous Material Transportation Act, Emergency Planning and Community Right-to- Know Act of 1986 and Occupational Safety and Health Act of 1970 and any other federal, state or local laws, regulations or other requirements regulating or otherwise concerning the protection of the environment, or the manufacture, processing, distribution, treatment, emission, discharge, release, use, handling, storage, treatment, transport, cleanup, and disposal of Hazardous Materials.

"Equity Valuation" means, as of any date, the amount calculated by taking the weighted average last closing sale price of the Company's Common Stock as reported on the American Stock Exchange (or such other exchange or automated quotation system as the Common Stock shall then be listed upon) for the 180 day period prior to such date of determination multiplied by the number of shares of Fully Diluted Common Stock of the Company as of such date; provided, however, that if a Non-Surviving Combination is the event giving rise to the Equity Valuation, then the Equity Valuation shall equal the higher of (i) the calculation above and (ii) the valuation of the Company implied by such Non-Surviving Combination.

"ERISA" means the Employee Retirement Security Act of 1974, as amended from time to time.

"ERISA Affiliate" means all members of the group of corporations and trades or businesses (whether or not incorporated) which are treated as a single employer under Section 414 of the Code.

"ERISA Plan" means any pension benefit plan subject to Title IV of ERISA or
Section 412 of the Code.

"Event of Default" is defined in the Note.

"Exempt Offering" means any of the following issuances of securities of Atlantic by or on behalf of Atlantic:

                 (a)  any Rights Offering;

                 (b) the issuance or sale of Common Stock pursuant to any Benefit Plan of Atlantic; provided that (i) options are granted only with respect to Common Stock, (ii) the minimum exercise price per Common Share for such options is the fair market value of the Common Stock on the date of the option grant (iii) no options are granted to Persons other than officers, directors, employees or other agents, consultants or providers of services of any of the Sellers, and (iv) the maximum number of shares subject to such options is equal to 20% of the Outstanding Common Shares as of the date of grant;

                 (c) the sale and issuance of Common Shares or Convertible Securities pursuant to a Qualified Public Offering; and

                 (d) any issuance to Sterling and/or Elfman and any issuance to a lender, a banker, finder or broker in connection with an acquisition or disposition of a business permitted under the Purchase Agreement; provided, that the cumulative number of shares of Common Stock (or, in the case of Convertible Securities, equivalent shares of Common Stock) so issued does not exceed 200,000 shares (subject to the equitable adjustment for stock splits, stock dividends or recapitalization) in the aggregate after the date hereof; and

                 (e) any issuance or exchange of shares of Common Stock to any seller or shareholder of any business in connection with any merger or acquisition thereof; provided, that (A) the effectiveissuance or exchange price of such shares (as determined by the Board of Directors of Atlantic in good faith) is greater than the Warrant Exercise Price in effect immediately prior to such issuance or exchange, and (B) such merger or acquisition shall be permitted or approved under the Senior Loan Agreement.


"Existing Subsidiaries" means, collectively, Prefco, Carlton, Richards, and Grogan's, as such terms are defined herein.

"Financial Statements" means the Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements of the Company.

"Financial Tests" means the financial tests set forth in Section 9 of the Purchase Agreement, which tests are determined as provided for therein.

"Fiscal Year" means each year ended on December 31, or other fiscal year of Atlantic. Each Fiscal Year consists of four Quarters.

"Fixed Charge Coverage Ratio" means, with respect to the Company, for any period on a consolidated basis, the ratio of (i) EBITDA minus federal and state income taxes actually payable during such period, minus Capital Expenditures of Borrowers on a combined and consolidated basis net of purchase money and Capitalized Lease Obligations with respect thereto, to the extent permitted hereunder and made during the period for which the Fixed Charge Coverage Ratio is to be calculated, to (ii) Fixed Charges during the period for which the Fixed Charge Coverage Ratio is to be calculated.

"Fixed Charges" means with respect to the Company, for any period on a consolidated basis, the amounts for such period of (i) Cash Interest Expense, plus (ii) payments of principal due on the Senior Indebtedness, the Note and all other Indebtedness of the Company (including the principal component of Capitalized Lease Obligations).

"Fixed Put Option" is defined in the Put Option Agreement.

"Fixed Warrant" is defined in Background - Section C.

"Fully Diluted Common Shares" means, as of any date of determination, all Common Stock outstanding plus the maximum number of shares issuable in respect of Convertible Securities and warrants (including the Warrants) and options to purchase Convertible Securities (whether or not the right to convert, exchange or exercise are at the time exercisable), calculated based on the treasury method of accounting for such shares.

"GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied.

"Grogan's" means Grogan's Farm, Inc., a Delaware corporation, together with its successors and assigns.

"Hazardous Materials" means any flammable, ignitable, corrosive, reactive, radioactive, explosive, chemical, hazardous, toxic or dangerous substance, pollutant, contaminant, waste or other material regulated under Environmental Laws; asbestos, ACM's; oil and petroleum products and natural gas, natural gas liquids; liquefied natural gas, and synthetic gas usable for fuel; chemicals subject to the OSHA Hazard Communication Standard; and industrial process and pollution control wastes, whether or not hazardous within the meaning of the Federal Resource Conservation and Recovery Act.

"Holder's Prorata Share" means, as of any date of determination, the number obtained by dividing (A) the number of Common Shares issued and issuable upon exercise of the Fixed Warrant, by (B) the Outstanding Common Shares as of such date.

"Illiquidity Event" is defined in the Put Option Agreement.

"Indebtedness" means with respect to any Person, as of any date of determination, the sum (without duplication) at such date of (i) all liability for borrowed money or for the deferred purchase price of property or services,
(ii) all liabilities evidenced by a note, bond, debenture, or similar instrument, (iii) all obligations under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired, (iv) all obligations in respect of letters of credit, acceptances, swaps of interest and currency exchange rates or similar obligations issued or created for the account of the Person, (v) all direct or indirect guaranty obligations, (vi) all liabilities or obligations secured by any Lien on any property owned by the Person, whether or not the Person has assumed or otherwise become liable for the payment thereof; and (vii) any amendment, renewal, extension, revision, or refunding of such liability or obligation.

"Indemnified Losses" means any loss, liability, claim, damage, (including incidental and consequential damages), injury, obligation, penalty, cost, suit, action, interest, demand, expense (including costs of investigation, defense, reasonable attorneys' fees, amounts paid in settlement, and judgments).

"Indemnified Party" means the Purchaser and its permitted assigns, directors, officers, members, partners, employees, agents or representatives.

"Insolvency Default" means any Event of Default designated as an Insolvency Default in the Note.

"Insolvency Law" means Title 11 of the United States Code (or any successor law) or any similar Applicable Law providing for bankruptcy, insolvency, conservatorship, receivership or other similar debtor's relief.

"Insolvency Order" means any order, judgment or decree entered in any Insolvency Proceeding granting any Insolvency Relief.

"Insolvency Proceeding" means a proceeding before a court of competent jurisdiction or other duly authorized authority under any Insolvency Law seeking Insolvency Relief.

"Insolvency Relief" means discharge of indebtedness, liquidation, reorganization or arrangement, appointment of a receiver, trustee, conservator, custodian or liquidator or the granting of any stay or restraining order against creditors under any Insolvency Law or other similar debtor's relief under any Insolvency Law.

"Intellectual Property" means all business and trade names, trademarks, logos, service marks, patents, patent applications, copyrights, know how, trade secrets, processes, techniques, discoveries, inventions, developments, research, formulas, designs, confidential information, customer lists, software, technical information, data, plans and drawings, and other proprietary rights required for or incidental to a Person's business or operations.

"Intercreditor Agreement" means together, that certain Debt Subordination Agreement and that certain Lien Subordination Agreement, each dated as of the date hereof, by and between the Purchaser and the Senior Lender, as modified, amended or restated from time to time.

"Interest" is defined in the Note.

"Interest Coverage Ratio" means for any period, the ratio of (i) EBITDA to (ii) Cash Interest Expense.

"Investment" means any loan, advance or capital contribution to, or investment in, or purchase or other acquisition of any Capital Stock, notes, obligations, securities or evidences of indebtedness of any Person (other than travel and other advances to officers and employees of the Person in the ordinary course of business).

"JCPSC" means Potter's Farm, Inc., Potter Rendering Co., Potter Leasing Company, Ltd., together with their successors and assigns.

"Lender Reports" means, without duplication, the statements, certificates, notices, reports and financial statements required to be delivered to the Senior Lender pursuant to Section 9.1 of the Senior Loan Agreement.

"Lien" means any mortgage, assessment, security interest, easement, claims, trusts, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise, including judgment and mechanics' liens), or preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

"Litigation" means any litigation based upon or arising out of the Purchase Agreement or any Related Document, or any related instrument or agreement, or any of the transactions contemplated by the Purchase Agreement or any Related Document.

"Management Letters" means any letter or report furnished by the Accountants to management of the Company in connection with any Audit or otherwise describing findings or recommendations with respect to the accounting or management practices or procedures of the Company and, including all reports submitted to the Company by the Accountant in connection with any interim or special Audit made by the Accountant.

"Material Adverse Effect" means a material adverse effect on the business, properties, operations, assets, results of operations or financial condition of the Company, taken as a whole.

"Material Contracts" means with respect to Atlantic, the exhibits required by
Item 601(b)(10) of Regulation S-K as promulgated by the Commission.

"Maturity Date" is set forth in the Note.

"Month" means a calendar month, and "Monthly" means each Month.

"Monthly Financial Statements" means, with respect to each Month, the Accounting Statements of the Company with respect to such Month, which Accounting Statements shall be prepared and presented in the manner customary for purposes of dissemination to management of the Company.

"Net Income" means, with respect to the Company, for any period, on a consolidated basis, the net earnings (or loss) after taxes of the Company on a consolidated basis for such period taken as a single accounting period determined in accordance with GAAP.

"Non-Surviving Combination" means any merger, consolidation or other business combination by Atlantic with one or more other entities in a transaction in which Atlantic is not the surviving entity (other than a reincorporation).

"Nonvoting Common Stock" means the shares of nonvoting common stock of the Seller at any time outstanding.

"Note" means the Senior Subordinated Note due March 31, 2005, in the principal amount of $6,500,000.00 issued and sold to the Purchaser by the Sellers pursuant to the terms of the Purchase Agreement.

"Notice" means any notice required to be given to any Party under the Purchase Agreement or any of the Related Documents in the manner provided in Section 12 of the Purchase Agreement.

"Original Issue Date" means the date on which the Warrant was first issued pursuant to the Purchase Agreement.

"Outstanding Common Shares" means, as of any date of determination, all Common Shares then outstanding plus the maximum number of Common Shares issuable in respect of Convertible Securities outstanding on such date (whether or not any rights to convert, exchange or exercise thereunder are presently exercisable).

"Parties" means the Sellers and the Purchaser collectively, and "Party" means any one of the Parties.

"Payment Dates" are set forth in the Note.

"Payment Default" is defined in the Note.

"Pay Off Date" means the date upon which the Principal Amount and all accrued but unpaid Interest and Assessments shall be paid or discharged in full.

"Pension Plans" means an "employee pension benefit plan" as that term is defined in Section 3(2) of ERISA.

"Permitted Indebtedness" means, as of any date of determination, the aggregate principal amount of all Indebtedness of the Sellers outstanding as of such date of determination, but only to the extent that such Indebtedness is permitted under the Purchase Agreement.

"Permitted Liens" means:

         (1) Liens incurred pursuant to the Purchase Agreement and Related Documents;

         (2)      Liens securing the Senior Indebtedness;

         (3) Nonconsensual Liens securing Taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons;

         (4) Liens incurred or deposits made in the ordinary course of business (A) in connection with workers' compensation, unemployment insurance, social security and other like laws, or (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

         (5) attachment, judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (6) purchase money security interests granted to secure the purchase price of assets, the purchase of which does not violate the Purchase Agreement or any Related Document;

         (7) Liens incidental to the conduct of the Seller's business or the ownership of its property and assets which do not secure Indebtedness and which do not in the aggregate materially detract from the value of the Seller's property or assets or materially impair the use thereof in the operation of its business;

         (8) Liens specifically identified in Schedule 8.1 to the Purchase Agreement; and

         (9) Liens permitted under the Senior Loan Agreement or consented to by the Senior Lender.

provided, however, that the Seller makes adequate reserves on its books and records in respect of such Liens in accordance with GAAP and that such Liens individually or in the aggregate do not have a material adverse effect on the Seller or its operations.

"Permitted Subsidiaries" means the Existing Subsidiaries and any other Subsidiary of Atlantic permitted to be organized or acquired after the date hereof under the Senior Loan Agreement; provided that (i) all of the capital stock of such subsidiary is pledged to the Purchaser (subject to any first priority pledge to the Senior Lender) to secure to Senior Indebtedness and the Note and, (ii) such Subsidiary agrees in writing to be bound by the terms of this Purchase Agreement and the Related Documents and becomes a joint and several obligor under the Note.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other form of entity.

"Potter" means Potter's Acquisition Corp., a Delaware corporation, together with its successors and assigns.

"Potter Agreement" has the meaning set forth in Background - Section A of the Purchase Agreement.

"Potter Transaction" has the meaning set forth in Background - Section A of the Purchase Agreement.

"Preemption Offering" means any offering of Common Shares, Convertible Securities or other shares of Capital Stock of Atlantic by or on behalf of Atlantic other than an Exempt Offering.

"Preemptive Rights Agreement" means the Preemptive Rights Agreement dated as of the date hereof by and between the Seller and the Purchaser.

"Prefco" means Prefco Corp., a Delaware corporation, together with its successors and assigns.

"Prepayment Premium" means any premium that must be paid by the Seller to the Purchaser upon the payment of any or all of the Principal Amount of the Note prior to the Maturity Date.

"Principal Amount" means the principal amount of the Note at any time outstanding.

"Proceeds" is defined in the Security Agreement.

"Prohibited Transfer" means the sale of any Common Shares or Convertible Securities in contravention of the participation rights of the Purchaser under the Co-Sale Agreement.

"Purchase Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement, dated as of March _____, 1998 between the Sellers and the Purchaser.

"Purchase Offer" means a bona fide offer from any unrelated or unaffiliated Person to purchase Common Shares or Convertible Securities of Atlantic made to any Shareholder named in the Shareholder's Agreement.

"Purchased Shares" means, as of any date of determination, any Common Shares purchased by the Purchaser prior to such date of determination pursuant to the Preemptive Rights Agreement, or directly from the Seller in any other transaction after the Original Issue Date.

"Purchaser" means Banc One Capital Partners, LLC, a Delaware limited liability company, together with its successors and assigns.

"Put Option"is defined in the Put Option Agreement.

"Put Option Agreement" means the Put Option Agreement dated as of the date hereof by and between Atlantic and the Purchaser.

"Put Price" means, as of any date on which Holder has given Notice of the exercise of any Put Option, a per share purchase price equal to the greater of
(i) the Capitalized Earnings Determined Value Amount, and (ii) the Appraisal Determined Value Amount, as of the date of such Notice.

"Put Trigger Event" means the first to occur of any of the following events: (i) the fifth anniversary of the Closing Date; (ii) a Disposition; (iii) a Non-Surviving Combination; (iv) the date upon which the Sellers prepay in full the Principal Amount, Interest and Assessments, if any, on the Note; or (v) Acceleration of the payment of the Note.

"Qualified Plans" means Pension Plans that are intended to qualify under Section 401(a) of the Code.

"Qualified Public Offering" means the first offer and sale to the public by a Seller or any holders of shares of any class of its Capital Stock subsequent to the date of the Purchase Agreement, pursuant to a registration statement that has been declared effective by the Commission in which a Seller receives net proceeds of at least $25,000,000.

"Quarter" means each quarter annual period of the Fiscal Year, and "Quarterly" means each Quarter. Each Quarter consists of three Months.

"Quarterly Financial Statements" means, with respect to each Quarter, the Accounting Statements of the Company with respect to such Quarter and the current Fiscal Year to date, presented with corresponding Accounting Statements for the same Quarter and Fiscal Year to date period for the preceding Fiscal Year, which Accounting Statements shall be prepared in accordance with GAAP (subject to applicable year end adjustments) and presented in reasonable detail (but omitting footnotes).

"Registrable Securities" means: (a) any of the Warrant Shares held by the Purchaser or any Affiliate thereof, and (b) any securities issued or issuable with respect to any such securities described in (a) above, by way of dividend or distribution or in connection with a recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold in accordance therewith, (ii) such securities shall have been sold pursuant to Rule 144 promulgated under the Securities Act, (iii) such securities are freely transferrable without restriction under the Securities Act or are otherwise represented by certificates not bearing a legend restricting further transfer, or (iv) such securities shall have ceased to be outstanding.

"Registration Expenses" means all expenses incident to the Seller's performance of or compliance with the Registration Rights Agreement, including, without limitation, (i) all Commission, stock exchange or National Association of Securities Dealers ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and in compliance with the rules of the NASD, (iii) all expenses incurred in preparing, printing and

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

distributing any registration or prospectus or amendment or supplement thereto and compliance with any underwriting agreements or the Registration Rights Agreement, (iv) all fees and expenses incurred in connection with listing any securities on any securities exchange, (v) fees and disbursements of counsel and independent public accountants, including the expenses of any annual or special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) reasonable fees and disbursements of counsel and accountants incurred by any holder of Registrable Securities to be registered, and (vii) any fees of and disbursements to underwriters customarily paid by issuers or sellers of securities, excluding underwriting discounts and commissions and transfer taxes, if any.

"Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between Atlantic and the Purchaser.

"Regulations" means the federal Income Tax Regulations (including without limitation, Temporary Regulations) promulgated under the Code, as the same may be amended from time to time (including corresponding provisions of successor regulations).

"Related Documents" means the Note, Security Agreement, Warrant Certificate, Put Option Agreement, Preemptive Rights Agreement, Registration Rights Agreement, Shareholder Agreement, and Pledge Agreements.

"Restricted Payments" means any of the following:

         (1) any Dividend or distribution (in cash or in kind) in respect of any class of Atlantic's Capital Stock;

         (2) any redemption, purchase or other acquisition, direct or indirect, of any shares of any Atlantic's Capital Stock or Convertible Securities (other than pursuant to the Put Option; and

         (3) any management, consulting or similar fee payable to any Affiliate of Atlantic, except management fees not exceeding $425,000 per year payable to Sterling and Elfman pursuant to the Consulting Agreement with respect to each Fiscal Year (subject to adjustment as provided for in such agreement), provided that no Default or Event of Default exists at the time of or immediately after giving effect to any such payment.

"Restricted Securities" means (a) any Warrant bearing the applicable legend set forth in the Warrant, (b) any Warrant Shares which are evidenced by a certificate or certificates bearing such legend, and (c) unless the context otherwise requires, any Common Shares which are at the time issuable upon the exercise of any Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing such legend.

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"Richards" means Richards Cajun Foods Corp., a Delaware corporation, together with its successors and assigns.

"Rights Offering" means any offering of Capital Stock or Convertible Securities of Atlantic or any distribution of rights to purchase Capital Stock or Convertible Securities of the Seller that is made substantially on a prorata basis among the holders of Capital Stock of the Company.

"Securities" means collectively, the Note, the Warrant and the Warrant Shares, and "Security" means any one of the Securities.

"Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

"Securities Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

"Securities Reports" means all financial statements, proxy statements, notices and reports furnished to the securityholders of Atlantic and all registration statements and reports (including reports on Forms 10-K, 10-Q and 8-K) filed with the Commission.

"Security Agreement" means the Security Agreement dated as of the date hereof by and between the Seller and the Purchaser and any document, financing statement or instrument delivered in connection therewith, as modified, amended or restated from time to time, together with any other agreements securing the payment of the obligations evidenced by the Note or under the Purchase Agreement.

"Sellers" means collectively, Atlantic and the Subsidiaries, together with their permitted successors and assigns, and "Seller" means any one of the Sellers.

"Selling Shareholder" means a shareholder that determines to accept a Purchase Offer that is subject to the Shareholder's Agreement.

"Senior Lender" means Fleet Capital Corporation, as lender under the Senior Loan Agreement, together with its successors and assigns in such capacity, and any successor senior lender under a Senior Loan Agreement that enters into an intercreditor or subordination agreement with the Purchaser upon terms mutually acceptable to such Lender and the Purchaser.

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


"Senior Loan Agreement" shall have the meaning set forth in Background - Section B of the Purchase Agreement, including all agreements in connection with all extensions, renewals, restatements and refinancings thereof.

"Senior Loan" shall have the meaning specified in Background - Section B of the Purchase Agreement, including all extensions, renewals, restatements and refinancings thereof.

"Senior Indebtedness" means the Senior Loan and other Indebtedness incurred pursuant to the terms of any agreement (other than the Senior Loan Agreement) between the Seller and any bank or financial institution providing for term or revolving credit loans secured by the Collateral and any other assets of the Seller; provided that any such other agreement shall be permitted hereunder, have been consented to by the Purchaser, which consent shall not be unreasonably withheld, and the lender with respect thereto shall have been granted a security interest in the Collateral on terms substantially equivalent to those set forth in the Senior Loan Agreement.

"Shareholder's Agreement" means the Shareholder's Agreement dated as of the date hereof by and among Atlantic, certain shareholders of Atlantic and the Purchaser.

"Stated Interest Rate"  is set forth in the Note.

"Sterling" means Sterling Advisors, L.P., a Delaware limited partnership.

"Subsidiary" means any entity of which more than 50% of the Voting Power is owned or controlled by Atlantic at any date of determination, either directly or through Subsidiaries. The Existing Subsidiaries and Potter are Subsidiaries as defined herein and are referred to collectively as the "Subsidiaries" and individually as a "Subsidiary."

"Tax(es)" means any federal, state, local or foreign income, gross receipts, license, franchise, payroll, employment, excise, unemployment, personal property, severance, disability, real property, sales, use, transfer, value added, alternative, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

"Transfer" means, with respect to any item, the sale, exchange, pledge, conveyance, lease, transfer or other disposition of such item or any interest therein.

"UCC" means the Uniform Commercial Code as in effect in an applicable state.

"Voting Power" means with respect to any entity, the power to vote for or designate members of the board of directors or similar group, whether exercised by virtue of the record ownership of securities, under a close corporation or similar agreement or under an irrevocable proxy.

"Voting Stock" means the shares of voting common stock of Atlantic at any time outstanding.

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


"Warrants" means, collectively, the Contingent Warrant and the Fixed Warrant and the Warrant Certificate representing such warrants.

"Warrant Exercise Price" means $3.38 per share.

"Warrant Expiration Date" means that date which is the earliest to occur of (i) the date on which a Qualified Public Offering is completed, (ii) the date on which a Disposition or Non-Surviving Combination is consummated, or (iii) the seventh anniversary of the Closing Date.

"Warrant Shares" means the Common Shares issued or issuable upon exercise of the Warrants.

"Welfare Plans" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

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